                                                                    EXHIBIT 2.1


                         UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

In re                                       )   Case Nos. 01-56156, 01-56158,
                                            )             01-56160
                                            )
COOKER RESTAURANT CORPORATION, et al.,(1)   )   Jointly Administered Under
                                            )   CASE NO. 01-56156
      Debtors and Debtors in Possession     )   Chapter 11

                                                Judge: Donald E. Calhoun, Jr.

                 DEBTORS' FIRST AMENDED PLAN OF REORGANIZATION
                        DATED JULY 3, 2002 (AS REVISED)


---------
(1) CGR Management Corporation, a Florida corporation and Southern Cooker Limited Partnership, an Ohio partnership, both of which are affiliates of the Cooker Restaurant Corporation are also debtors in possession.

                         UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

In re                                       )   Case Nos. 01-56156, 01-56158,
                                            )             01-56160
                                            )
COOKER RESTAURANT CORPORATION, et al.,(2)   )   Jointly Administered Under
                                            )   CASE NO. 01-56156
                                            )
      Debtors and Debtors in Possession     )   Chapter 11

                                                Judge: Donald E. Calhoun, Jr.

                 DEBTORS' FIRST AMENDED PLAN OF REORGANIZATION
                        DATED JULY 3, 2002 (AS REVISED)

                                       I.

                                  INTRODUCTION

         Cooker Restaurant Corporation ("CRC"), CGR Management Corporation ("CGR"), and Southern Cooker Limited Partnership ("SCLP") (the "Debtors") are the debtors and debtors-in-possession in Chapter 11 bankruptcy cases. On May 25, 2001 (the "Petition Date"), CRC, SCLP, and CGR commenced their respective bankruptcy cases by filing voluntary bankruptcy petitions under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss. 101 et seq, (the "Bankruptcy Code" or "Code"). This document is the First Amended Plan of Reorganization dated July 3, 2002 (as revised) (the "Plan") proposed by the Debtors ("Plan Proponent"). Sent to you in the same envelope, as this document is the First Amended Disclosure Statement dated July 3, 2002


---------
(2) CGR Management Corporation, a Florida corporation and Southern Cooker Limited Partnership, an Ohio partnership, both of which are affiliates of the Cooker Restaurant Corporation are also debtors in possession.

(as revised) which has been approved by the Court, and which is provided to help you understand the Plan.(3)

         The Plan is a reorganization plan. In other words, the Debtors seek to restructure their secured, priority and unsecured debt and continue operating their businesses as a going concern. As discussed in detail below, the Debtors believe that a reorganization - as opposed to a liquidation - will maximize value for all creditor and equity constituencies. The Debtors intend to fund payments required under the Plan from cash generated by operations, by raising additional equity, by disposing of certain of the Debtors' non-core assets, and from an anticipated Tax Refund. Moreover, throughout these bankruptcy cases, the Debtors have taken a variety of steps designed to increase profitability including increasing sales, reducing expenses, disposing of excess real property and eliminating under performing restaurants, all of which will assist the Debtors in complying with their obligations under the Plan.

         The Effective Date of the proposed Plan is the later of: (1) the first
(1st) day of the first month which begins at least eleven (11) days following the Confirmation Date; or (2) the first day of the first month after such date under clause (1) on which there is not in force any stay or injunction against the enforcement of the Plan or the Confirmation Order, provided that the Effective Date will not occur until all conditions to Effective Date set forth in Section V have been satisfied. The Debtors expect that the Effective Date will be on or about September 1, 2002.


---------
         (3) The Plan and the Disclosure Statement contain a number of capitalized terms. An appendix containing the definitions for these capitalized terms (the "Definitions") are contained in EXHIBIT 1 to the Plan.

                                      II.

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
              ----------------------------------------------------
A.       WHAT CREDITORS AND INTEREST HOLDERS WILL RECEIVE UNDER THE PLAN
         ---------------------------------------------------------------
         The Plan classifies Claims and Interests in various classes according to their right to priority. The Plan states whether each class of Claims or Interests is impaired or unimpaired. The Plan provides the treatment each class will receive.

B.       SUBSTANTIVE CONSOLIDATION
         -------------------------
         The Plan provides for the Debtors' Assets and liabilities to be consolidated. Substantive consolidation is a process by which the assets and liabilities of different debtor entities are consolidated and the various debtor entities are treated as a single entity for purposes of the Plan. The consolidated assets create a single fund from which all of the claims against the consolidated debtors are satisfied. Creditors of single entities before consolidation become creditors of the consolidated debtors, sharing in the assets of the consolidated estate. Substantive consolidation also eliminates intercompany claims of the debtor companies and duplicative claims against the related debtors. In addition, creditors of the consolidated entities are combined for purposes of voting on a plan of reorganization for the consolidated entity.

         If the Bankruptcy Court approves the Plan and the Debtors' Estates are substantively consolidated (1) each of the Debtors and its respective estate shall be substantively consolidated for purposes of classification and distribution under the Plan, pursuant to section 1123(a)(5)(C) of the Bankruptcy Code, and (2) all Allowed Claims in Classes 3(a)-(c) shall be treated on a pari passu basis. As a result of such consolidation, the common stock issued by the Debtors shall be deemed canceled and surrendered and all claims of any of the Debtors against another Debtor shall be deemed canceled.

         The Debtors believe the following facts support their consolidation and the consolidation of their respective estates: (i) the Debtors' general ledger system did not segregate accounts by legal entity until the books are reconciled at the end of each calendar year, and as a result, the Debtors did not maintain on-going, separate and distinct books, financial records, and accounts for each corporation; (ii) the assets and funds of the Debtors were commingled; (iii) CRC regularly paid the unsecured debtors of the other Debtors without contractual obligation to do so; (iv) CRC entered into executory contracts and leases from which the other Debtors operated; (v) the Debtors shared many of the same officers and board of director members; (vi) management information systems and reporting methods of the Debtors generally did not distinguish between legal entities and treated CRC and the other Debtors as one entity; and (vii) certain creditors of the Debtors have looked to CRC for payment of the obligations of the Debtors. The preceding list of facts in support of consolidation of the Debtors is not intended by the Debtors to be exclusive.

         The Debtors can provide no assurances, however, that the Bankruptcy Court will approve the consolidation of the Debtors, whether or not the Plan is accepted by holders of Claims entitled to vote on the Plan. In the event that the Bankruptcy Court does not approve consolidation, the Debtors will comply with any order requiring separation of the Debtor entities under the Plan.

C.       UNCLASSIFIED CLAIMS
         -------------------
         As required by the Bankruptcy Code, certain types of Claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtors have not placed the following Claims in a class.

         1.       Administrative Expenses
                  -----------------------
         Administrative expenses are Claims for costs or expenses of administering the Debtors' Cases, which are allowed under Bankruptcy Code section 507(a)(1) (the "Administrative Claims"). The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The following chart lists the Debtors' section 507(a)(1) Administrative Claims and their treatment under the Plan.

                  A.       ADMINISTRATIVE CLAIMS OF NON-PROFESSIONALS

         Other than those listed in Table 1 below, the Debtors do not believe any amounts will be owed to parties who provide goods and services after the Petition Date (other than Professionals) except for current obligations (including Post-Petition, pre-Effective Date real and personal property taxes), which will be paid in the ordinary course of business.

         TABLE 1: SUMMARY OF ADMINISTRATIVE CLAIMS OF NON-PROFESSIONALS


                                             ESTIMATE OF
ADMINISTRATIVE          RELATIONSHIP TO      AMOUNT OWING AS
CREDITOR                DEBTORS              OF 9/1/2002         TREATMENT

Winthrop Resources      Equipment Lessor      $25,560.00         Winthrop has an allowed Administrative Claim against the Debtors'
Corporation                                                      Estates in the original amount of $250,000. As of May 1, the
                                                                 Debtors have paid all but $72,225 of the amounts and are making monthly payments of $15,555.00. To the extent that any amounts are outstanding, such amounts will be paid in full on the
                                                                 Effective Date.


Hudson United Bank      Equipment Lessor      $0.00              The Debtors expect that all amounts owing to Hudson United Bank
                                                                 ($30,000.00) will be paid in full prior to the Effective Date.
                                                                 To the extent that any amounts are outstanding, such amounts will be paid in full on the Effective Date.

Mercury Capital         Post-petition         $2,906,659.50      The full amount of this claim will be paid on the Effective Date.
Corporation             secured lender

Trustee Fees                                  $10,500.00         Debtors' 2d quarterly payment of $10,500.00 in the year 2002 will be paid in August 2002. The Debtors shall continue to pay
                                                                 United States Trustee's fees after the Effective Date as provided by applicable law

Indenture Trustee Fee   Indenture Trustee     $125,000.00        The Debtors shall pay the Indenture Trustee the lesser of:(a) the
                        under the                                actual amount of fees owing under the Debenture; and (b)
                        Debentures                               $125,000.00 (the "Indenture Trustee Fee"). The full amount of this claim will be paid on the Effective Date.

Administrative Real     Taxing authorities    $0.00              All accrued Administrative Real Property Taxes for the period
Property Taxes                                                   5/25/01-12/31/01 will have been paid in full in the ordinary course of business by the Effective Date. Administrative Real
                                                                 Property Taxes for the period 1/1/02-9/1/02 are estimated
                                                                 to be $742,000. These taxes are not yet due and payable and will be paid in the ordinary course of business when due and payable under applicable state law.


Administrative          Taxing Authorities    $0.00              All accrued Administrative Personal Property Taxes for the period
Personal Property                                                5/25/01-12/31/01 will have been paid in full in the ordinary
Taxes                                                            course of business by the Effective Date. Administrative Personal
                                                                 Property Taxes for the period 1/1/02-9/1/02 are estimated
                                                                 to be $110,000. These taxes are not yet due and payable and will be paid in the ordinary course of business when due and payable under applicable state law.


TOTALS                                        $3,067,719.50

                  B.       ADMINISTRATIVE CLAIMS OF PROFESSIONALS

         With respect to Professionals, the Debtors have been paying Professionals on a current basis for eighty percent (80%) of their monthly fees and one hundred percent (100%) of their monthly expenses. Accordingly, the Debtors do not believe that there will be any significant amounts owing to Professionals on the Effective Date. As of September 1, 2002, the Debtors expect that: (a) 80% of all fees and 100% of all expenses owing to Professionals will have been paid in full through July 31, 2002; and (b) the Debtors will have deposited the 20% Holdback owing for all applicable periods (2/1/02-7/31/02) into the account established by the Knudsen Order for the benefit of Professionals (the "Professionals Reserve"). Accordingly, the Debtors estimate that the only amounts outstanding to Professionals will be 100% of the fees and 100% of the expenses owing for August 2002. Those amounts are estimated in Table 2 below. In addition, the Debtors estimate that (as of September 1, 2002), Professionals will be holding approximately $200,000.00 in retainers, which have yet to be applied.

           TABLE 2: SUMMARY OF ADMINISTRATIVE CLAIMS OF PROFESSIONALS


                                                   AMOUNT ESTIMATED
ADMINISTRATIVE               RELATIONSHIP TO       HOLDBACK
CREDITOR                     DEBTORS               (2/1/02-9/1/02)      TREATMENT

Pachulski, Stang, Ziehl,     General Bankruptcy     $100,000.00         Paid in full on the later of (1) the Effective Date or
Young & Jones P.C.           Counsel to Debtors                         (2) the date upon which the Claim is Allowed pursuant to
                                                                        a Final Order.

Development Specialists,     Crisis Management       $60,000.00         Paid in full on the later of (1) the Effective Date or
Inc.                         and Turn-Around                            (2) the date upon which the Claim is Allowed
                             Consultants to                             pursuant to a Final Order.
                             Debtors

Boult Cummings               Special Counsel to      $16,000.00         Paid in full on the later of (1) the Effective Date or
                             the Debtors                                (2) the date upon which the Claim is Allowed pursuant to
                                                                        a Final Order.

Deloitte & Touche            Tax and Audit           $20,000.00         Paid in full on the later of (1) the Effective Date or
                             Accountants to                             (2) the date upon which the Claim is Allowed
                             Debtors                                    pursuant to a Final Order.

Vorys, Sater, Seymour &      Local Bankruptcy        $24,000.00         Paid in full on the later of (1) the Effective Date or
Pease                        Counsel to Debtors                         (2) the date upon which the Claim is Allowed pursuant to
                                                                        a Final Order.

James F. Hadley Co., LPA     Special Real Estate     $24,400.00         Paid in full on the later of (1) the Effective Date or
                             Counsel to Debtors                         (2) the date upon which the Claim is Allowed pursuant to
                                                                        a Final Order.

KPMG LLP                     Financial Advisors      $12,000.00         Paid in full on the later of (1) the Effective Date or
                             and Accountants to                         (2) the date upon which the Claim is Allowed pursuant
                             the Committee                              to a Final Order.

Schottenstein, Zox & Dunn    General Bankruptcy      $20,000.00         Paid in full on the later of (1) the Effective Date or
                             Counsel to the                             (2) the date upon which the Claim is Allowed pursuant
                             Committee                                  to a Final Order.

Rhiel & Terlecky Co.         Special Counsel to       $8,000.00         Paid in full on the later of (1) the Effective Date or
                             the Committee                              (2) the date upon which the Claim is Allowed pursuant to
                                                                        a Final Order.


TOTALS                                              $284,396.50

         The Court must rule on all professional fees incurred after the Petition Date and any Administrative Claims asserted by private parties not paid in the ordinary course of business before such Claims will be owed. Only the amount of Administrative Claims allowed by the

Court will be owed and required to be paid under this Plan. The Professionals listed above must file and serve a properly noticed fee application and the Court must rule on the applications.

             C.       ADMINISTRATIVE REAL AND PERSONAL PROPERTY TAX CLAIMS

         Any real property tax Claims arising for the period from the Petition Date to the Effective Date (the "Administrative Real Property Taxes") will be paid by the Debtors in the ordinary course of business as and when such taxes become due, provided, however, that the Bank Group shall reimburse the Debtors in connection with certain real property taxes paid by the Debtors after April 8, 2002 with respect to Tranche B properties (either through a deduction upon the sale of such property or by repayment in connection with another disposition of the property) all as more specifically provided for herein.

         Any personal property tax Claims arising for the period from the Petition Date to the Effective Date (the "Administrative Personal Property Taxes") will be paid by the Debtors in the ordinary course of business as and when such taxes become due. No deductions shall be made from the proceeds to be distributed to the Bank Group or CIT under the terms of the Plan for any Administrative Personal Property Taxes, which Claims shall be paid from available funds of Reorganized CRC.

             D.       ADMINISTRATIVE BAR DATE FOR FILING OF ADMINISTRATIVE
                      CLAIMS

                      (1)      BAR DATE FOR ADMINISTRATIVE TAX CLAIMS
                               --------------------------------------

         All requests for payment of Administrative Tax Claims and for which no earlier bar date has been or is established outside of this Plan, such as may be established by requesting an expedited audit under Bankruptcy Code section 505, must be filed on or before the later of the forty-fifth (45th) day following entry of the Confirmation Order or, if a tax return is required to be filed with respect to such Administrative Tax Claim, one hundred twenty (120) days following the filing of the applicable tax return.

              (2)      BAR DATES FOR ALL OTHER ADMINISTRATIVE
                       CLAIMS

         Requests for payment of Administrative Claims incurred after May 25, 2001 must be filed and served on the Debtors' counsel and the Office of the United States Trustee no later than the thirtieth (30th) day following the entry of the Confirmation Order. Excluded from this requirement are Administrative Tax Claims, Professional Claims (defined below), statutory fees and Administrative Claims described in Table 1 and Table 2 above. Any objection to any other Administrative Claim must be filed within 120 days from the date such Administrative Claim is filed.

         Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) and 1103 for services rendered prior to the Effective Date ("Professional Claims") must file and serve on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses no later than the sixtieth (60th) day following entry of the Confirmation Order. All such requests for payment of Administrative Claims and applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court.

         Holders of Administrative Claims (including, without limitation, Professional Claims) that do not file such requests by the applicable bar date will be forever barred from asserting such Claims against the Debtors, the Debtors' Estates, Reorganized CRC or its property. Any objection to Administrative Claims of Professionals shall be filed on or before the date specified in the application for final compensation.

         2.       Priority Tax Claims

         Priority Tax Claims are certain unsecured income, employment and other taxes described by Bankruptcy Code section 507(a)(8). The Bankruptcy Code requires that each holder of such a section 507(a)(8) Priority Tax Claim receive the present value of such Claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax. Attached to the Disclosure Statement as EXHIBIT G is a list of all Priority Tax Claims filed against the estates.(4)

                    TABLE 3: SUMMARY OF PRIORITY TAX CLAIMS


CLAIMANT                   TYPE OF TAX       CLAIM AMOUNT         PROPOSED TREATMENT
                           CLAIM

All Priority Tax           Various See       Approximately        Each Claimant identified on EXHIBIT G shall receive
Claims Identified on       attached          $956,000.00          deferred payments on account of its Allowed Claim over
EXHIBIT G                  EXHIBIT G                              a period of six (6) years from the Effective Date.
                                                                  Each Claimant shall receive monthly installments of
                                                                  principal and interest on the unpaid portion thereof at
                                                                  5.5% per annum. The first installment shall be due on
                                                                  first day of the first month following the thirtieth
                                                                  (30th) day after the Effective Date with each installment
                                                                  due each one month thereafter. The Debtors may, without
                                                                  penalty, prepay the entire amount of a Priority Tax Claim
                                                                  at any time.


---------
(4) The Debtors reserve their rights to object to the amount, validity and/or priority of any and all Priority Tax Claims.

D.       CLASSIFIED CLAIMS AND INTERESTS

         1.       Summary of Classification under the Debtors' Plan
                  -------------------------------------------------

         As is further described in this Subsection (D), the Debtors have classified Claims and Interests under the Plan as follows:

           TABLE 4: SUMMARY OF CLASSIFICATION OF CLAIMS AND INTERESTS
--------------------------------------------------------------------------------

CLASS            INTEREST                                                        IMPAIRED
-----------------------------------------------------------------------------------------

1(a)             Secured Claim of the Bank Group consisting of:                  Yes
                 -        Bank Group Allowed Tranche A Claim
                 -        Bank Group Allowed Tranche B Claim
1(b)             CIT Secured Claim consisting of:                                Yes
                 -        CIT Allowed Tranche A Claim
                 -        CIT Allowed Tranche B Claim
1(c)             Secured Real Property Tax Claims                                Yes
1(d)             PACA Claims                                                     No
1(e)             Reclamation Claims                                              No
1(f)             Secured Personal Property Tax Claims                            Yes
1(g)             Subordinate Real Property Claims                                Yes
2                Priority Non-Tax Claims                                         No
3(a)             General Unsecured Claims, including but not limited to the      Yes
                 CIT General Unsecured Claim
3(b)             Bondholder General Unsecured Claims                             Yes
3(c)             Bank Group General Unsecured Claim                              Yes
4                Interests                                                       Yes
-----------------------------------------------------------------------------------------


         2.       Classes of Secured Claims
                  -------------------------

         Secured Claims are Claims secured by liens on property of the Estates. The following chart lists all classes containing Debtors' pre-petition Secured Claims and their treatment under this Plan:

         3.       Class 1(a): Secured Claim of the Bank Group:
                  --------------------------------------------

         Class 1(a) consists of the Allowed Secured Claim of the Bank Group. Class 1(a) is impaired. The Allowed Secured Claim of the Bank Group shall be in the amount of $60,750,000.00 and shall be treated as follows:

                  A.       GENERAL.
                           --------

         The Allowed Secured Claim of the Bank Group consists of the following two (2) components: (a) an Allowed Secured Claim secured by restaurants the Debtors intend to operate after the Effective Date (the "Bank Group Allowed Tranche A Claim"); (b) an Allowed Secured Claim secured by certain properties the Debtors are currently marketing for sale (the "Bank Group Allowed Tranche B Claim"). In addition, the Bank Group will have a contingent Allowed Unsecured Deficiency Claim (which shall be separately classified in Class 3(c) which is equal to the lesser of (i) $3,000.000.00; and (ii) the unsecured deficiency Claim, if any, arising with respect to the Bank Group Allowed Tranche B Claim (the "Bank Group Allowed Unsecured Deficiency Claim").

                  B.       THE BANK GROUP ALLOWED TRANCHE A CLAIM.
                           ---------------------------------------

                           (1)      AMOUNT.
                                    -------

         The Bank Group Allowed Tranche A Claim shall be in the amount of $31,500,000, which sum includes $1,000,000 of the net sales proceeds retained by the Debtors in connection with the Tranche B Owned Properties.

                           (2)      MATURITY DATE, INTEREST RATE AND
                                    AMORTIZATION.

         The Bank Group Allowed Tranche A Claim shall mature on September 1, 2006 and shall accrue interest, commencing on September 1, 2002, at the rate of Prime plus three (3) percent, adjusted annually. The Bank Group Allowed Tranche A Claim shall be amortized over a fourteen (14) year period commencing on September 1, 2003.

                           (3)      PAYMENTS.

         Commencing on the first (1st) day of the first (1st) month following the Effective Date, the Debtors shall make interest only payments to the Bank Group, provided, however, that if the Effective Date occurs later than September 1, 2002, then on the first (1st) month following the Effective Date, the Debtors shall make a payment to the Bank Group equal to the amount of interest (calculated as of September 1, 2002) which has accrued on the Allowed Bank Group Tranche A Claim since September 1, 2002. On the anniversary of the Effective Date, the outstanding principal owing under the Bank Group Allowed Tranche A Claim will be amortized over a 14 year period, based upon the then existing interest rate. The amortization schedule will be recalculated each successive anniversary of the Effective Date, based upon the then existing interest rate and using an amortization term which is one year less than the amortization term used to compute the prior year's amortization schedule.

                           (4)      SECURITY.

         The Bank Group will retain a first priority deed of trust encumbering the Tranche A Owned Properties (and will be granted a first priority deed of trust on any Tranche A Owned Property in which the Bank Group does not presently have a first priority lien), subject only to real property taxes and senior liens of record as of the Petition Date. The Debtors shall use reasonable efforts to extinguish all liens junior to the Allowed Bank Group Tranche A Claim through the Plan but shall not represent or warrant that the Tranche A Owned Properties are free and clear of such liens, if any.

         The Debtors will grant the Bank Group a second priority security interest encumbering CIT Tranche A FF&E), a first priority lien on the Tranche A Leased Properties; and a security interest in the Debtors' intellectual property, all pursuant to agreements acceptable to the Debtors and the Bank Group.

         Provided the Debtors are not in default in connection with its obligations to the Bank Group under the Plan, the Bank Group shall be obligated to release its liens encumbering the Tranche A Owned Properties, the Tranche A Leased Properties, and the Tranche A Personal Property for a payment equal to the greater of (a) the Net Proceeds of the sale of a Tranche A Owned Property or a Tranche A Leased Property; or (b) the Tranche A Release Prices, provided, however, that the Bank Group may agree to reduced release prices as it deems appropriate. The Net Proceeds of the sale of a Tranche A Owned Property or a Tranche A Leased Property (the "Tranche A Net Proceeds") shall be applied to the outstanding principal amount due at maturity under the Allowed Tranche A Claim.

                           (5)      REAL PROPERTY TAXES.

         Delinquent pre-petition real property taxes owing with respect to the Tranche A Owned Properties as of May 25, 2001 (but excluding the Administrative Real Property Taxes which shall be paid as provided for in the section entitled, "ADMINISTRATIVE REAL AND PERSONAL PROPERTY TAX CLAIMS" above), shall be restructured under the Plan on the terms outlined for the treatment of Class 1(d) Secured Real Property Tax Claims. Commencing on the first (1st) day of the first (1st) month following the Effective Date, to the extent not paid in advance, the Debtors shall deposit into an Escrow Account held by the Bank Group a sum equal to 1/12 of the annual real property owed in connection with the Tranche A Owned Properties according to the last tax bill. When said tax is due, the Debtors shall be entitled to withdraw the funds from the impound account to pay for the post-Effective Date real property taxes.

         When the Debtors make a payment after the Effective Date (including upon a sale of any Tranche A Real Property) on account of unpaid real property taxes with respect to a Tranche A Property (a "Tranche A Real Property Tax Payment"), Reorganized CRC shall (a) withdraw from the Escrow Account that portion of the Tranche A Real Property Tax Payment which relates to real property taxes accruing after the Effective Date; and (b) pay from available funds that portion of the Tranche A Real Property Tax Payment which relates to Administrative Real Property Taxes and Class 1(c) Secured Real Property Tax Claims.

                           (6)      INSURANCE.

         Commencing on the first (1st) day of the first (1st) month following the Effective Date, the Debtors shall, to the extent not paid in advance, deposit into an Escrow Account held by the Bank Group a sum equal to 1/12 of the annual fire, casualty and general liability insurance owed in connection with the Tranche A Owned Properties according to the most recent annual insurance statements.

                  C.       THE TRANCHE B CLAIM.
                           --------------------

                           (1)      AMOUNT.

         The Bank Group Allowed Tranche B Claim shall be in the amount of $29,250,000.

                           (2)      INTEREST.

         The Bank Group Allowed Tranche B Claim will not bear interest, except as provided below.

                           (3)      NON-RECOURSE.

         The Bank Group Allowed Tranche B Claim is non recourse to the Debtors.

                           (4)      PAYMENTS.

                                    (A)      PAYMENTS ALREADY MADE ON ACCOUNT
                                             OF TRANCHE B CLAIM.

         As of June 25, 2002, the Bank Group has received payments totaling $3,921,351.74 representing the proceeds of the sales of Fairfax, Virginia; Augusta, Georgia and Kennesaw, Georgia (except for $250,000 retained from the sale of the Kennesaw, Georgia property and being held in a segregated accounting pending resolution of disputes with CIT (the "Kennesaw CIT Reserve") and $298,258.00 representing cash collateral generated from leased property. Accordingly, as of May 30, 2002, the amount of Tranche B Claim shall be equal to $25,030,390.00.

                                    (B)      PRE-EFFECTIVE DATE PAYMENTS ON
                                             ACCOUNT OF TRANCHE B CLAIM.

         Upon entry of a Final Order approving a Stipulation between the Debtors and the Bank Group which provides for the Bank Group's support of the Plan pursuant to the terms herein, the Debtors shall pay to the Bank Group $6,714,261.01 (plus interest which actually accrued on such amounts) which represents (A) the net proceeds of Melbourne, net of $55,000 to be paid to CIT ($1,442,970.92); (B) the net proceeds of Boynton Beach, net of $55,000 to be paid to CIT ($1,807,359.59); (C) the net proceeds of Tallahassee, net of $55,000 to be paid to CIT ($1,246,714.77), (D) the net proceeds of Gainesville, net of $55,000 to be paid to CIT ($1,149,051.27); (E) the net proceeds of Lexington, net of $55,000 to be paid to CIT ($818,164.46); and (F) the Kennesaw CIT Reserve ($250,000.00); minus $1,000,000 which shall be held by Bank Group's counsel in its trust account and which shall be paid to the Debtors on the Effective Date, (which $1,000,000 has been included in the Bank Group Allowed Tranche A Claim) plus all future Net Proceeds (less payments to
CIT) from the sale of any collateral of the Bank Group.

         After the payments specifically described in subparagraphs (A), (B)
(C), (D), (E) and (F) above, the balance due under Tranche B will be $19,316,128.99 as of the date of such payments (the "Tranche B Adjusted Principal Balance"). The Tranche B Adjusted Principal Balance shall be reduced by any additional payments made to the Bank Group prior to the Effective Date from the sale of collateral of the Bank Group or collection of rental proceeds on the Gwinett, Georgia property. The Bank Group shall receive the Net Proceeds from the sale of the Tranche B Owned Properties until the Tranche B Adjusted Principal Balance has been paid in full. Any Tranche B Net Proceeds generated from the sale of the Tranche B Owned Properties in excess of the Tranche B Adjusted Principal Balance shall be split 50% to the Bank Group, as interest

(deductible to the Debtors), and 50% to the Debtors for use by the Debtors as they deem appropriate.

                                    (C)      TRANCHE B NET PROCEEDS.

         Tranche B Net Proceeds shall mean the gross proceeds with respect to a sale net of (a) $55,000 for each Tranche B Owned Property at which CIT has a perfected security interest (all properties listed on Exhibit 3 to the Plan;
(b) reasonable, customary and necessary costs of sale, including, but not limited to counsel fees and costs and other costs of effecting sales (for closings after the Effective Date); (c) commissions; and (d) unpaid real property taxes. For the avoidance of doubt, the Debtors shall not be entitled to deduct property preservation and maintenance costs relating to the Tranche B Owned Properties, rather, such operating expenses shall be paid by the Debtors from existing cash flow. Notwithstanding the foregoing, if, after April 8, 2002, the Debtors pay any real property taxes on any Tranche B Owned Property that accrued prior to the closing of the sale of such Tranche B Owned Property (the "Pre Closing Real Property Tax Payments") then the Debtors shall also be entitled to deduct from the sale proceeds of such Tranche B Owned Property (or shall be reimbursed by the Bank Group for said Pre-Closing Real Property Tax Payments if the Tranche B Owned Property is transferred to the Bank Group by any means, including but not limited to foreclosure, a deed in lieu of foreclosure or a quitclaim deed) an amount equal to the Pre Closing Real Property Tax Payments.

                           (5)      SECURITY.

         The Bank Group will retain a first priority deed of trust encumbering the Tranche B Owned Properties, subject only to real property taxes and liens of record as of the Petition Date. Provided the Debtors are not in default in connection with its obligations to the Bank Group under the Plan, the Bank Group shall be obligated to release its liens encumbering the Tranche B Owned Properties for a payment equal to the greater of (a) the Net Proceeds of the sale of a Tranche B Owned Property or (b) the Tranche B Release Prices, provided, however, that the Bank Group may agree to reduced release prices as it deems appropriate. If the Debtors propose a sale to the Bank Group that will yield Net Proceeds less than the applicable Tranche B Release Price and the Bank Group does not accept the sale then the Debtors may provide the Bank Group with a deed in lieu of foreclosure or a quitclaim deed to a Person designated by the Bank Group with respect to the Tranche B Owned Property and receive a credit against the amount of the Allowed Tranche B Claim in an amount equal to the Net Proceeds the Debtors would have received pursuant to the sale.

                           (6)      DEED IN LIEU OPTION

         At the Bank Group's written request, the Debtors shall execute a deed in lieu of foreclosure or quitclaim deed (without representation or warranty of any kind) in favor of the Bank Group or its designee for any of the Tranche B Owned Properties. For each deed in lieu of foreclosure or quitclaim deed executed by the Debtors, the Debtors shall receive a credit against the Tranche B Adjusted Balance in an amount equal to the release price agreed to for such

Tranche B Owned Property. Notwithstanding the foregoing, the Bank Group shall not be entitled to a deed in lieu of foreclosure or quitclaim deed after the receipt by Debtors of a bona fide offer that would yield Net Proceeds to the Bank Group in excess of the applicable release price for the Tranche B Owned Property. Any Tranche B Owned Real Property that has not been sold by June 30, 2003 may also be foreclosed by the Bank Group. For purposes of computing the amount credited to the Allowed Tranche B Claim, for any deed in lieu or quitclaim deed or foreclosure from and after July 1, 2003, the credit against the amount of the Allowed Tranche B Adjusted Balance will be 70% of the Tranche B Release Price for that particular Tranche B Owned Property.

                  D.       THE BANK GROUP GENERAL UNSECURED CLAIM.
                           ---------------------------------------

         If, after the sale, quitclaim or foreclosure of all of the Tranche B Owned Properties, the Tranche B Adjusted Principal Balance has not been paid in full, the Bank Group shall be entitled to an Unsecured Deficiency Claim in the amount of the lesser of (a) the amount of the Tranche B Adjusted Principal Balance; or (b) $3,000,000 (the "Bank Group General Unsecured Claim"). The Bank Group General Unsecured Claim shall be classified in Class 3(c) and (except with respect to the Class 3 Warrants, which shall not be issued to the Bank Group), shall receive the same treatment as the General Unsecured Claims in Class 3(a).

         The Debtors shall reserve from any Cash payments to be made to holders of Class 3(a) (General Unsecured Claims) and Class 3(b) (Bondholder General Unsecured Claims) an amount equal to the Bank Group's Pro Rata share of such cash assuming that the Bank Group General Unsecured Claim will be equal to $3,000,000. The Bank Group shall not be entitled to receive any warrants in connection with the Class 3(c) Claims ((Bank Group General Unsecured Claim) notwithstanding that warrants are provided to the holders of Class 3(a) (General Unsecured Claims) and Class 3(b) (Bondholder General Unsecured Claims).

                  E.       WARRANTS.
                           ---------

                           (1)      AMOUNT.

         On the Effective Date, the Bank Group will receive warrants to purchase 615,835 shares of common stock of Reorganized CRC (which equals 10% of all of the shares to be issued or reserved for issuance under the Plan (other than shares reserved for the Employee Incentive Stock Plan). The warrants will contain anti-dilution protection (subject to dilution in connection with the issuance of an additional 5% of Reorganized CRC in New Common Stock to management of Reorganized CRC pursuant to the Employee Incentive Stock Plan) and tag along - drag along rights (the "Bank Group Warrants").

                           (2)      EXERCISE AND STRIKE PRICE.

         The Bank Group may not exercise any of the Bank Group Warrants prior to July 1, 2003, provided, however that the July 1, 2003 date shall be extended for the duration of any redemption offer made by the Debtors prior to July 1, 2003, which period shall not exceed ninety (90) days beyond the date of the offer. Thereafter, subject to the redemption of the Bank Group Warrants provided in Subsection 3 below, the Bank Group may exercise the Bank Group Warrants as follows: (a) for $1.50 per share for the period July 1, 2003 through the date which is the second anniversary of the Effective Date of the Plan; and (b) $1.75 per share for the period which is the date following the second anniversary of the Effective Date of the Plan until the date which is the seventh anniversary of the Effective Date of the Plan. All unexercised Bank Group Warrants shall expire on the date, which is the seventh anniversary of the Effective Date of the Plan.

                           (3)      REDEMPTION OF WARRANTS.

         The Debtors shall be entitled to redeem the Bank Group Warrants as follows:

         The Debtors shall be entitled to redeem 75% of the Bank Group Warrants for an aggregate payment of $1 on or after the date on which the Tranche B Adjusted Principal Balance is equal to $4,250,000 or less, provided, however that such right shall not exist if the Tranche B Adjusted Principal Balance is not reduced to $4,250,000 on or before March 1, 2003.

         The Debtors shall be entitled to redeem 85% of the Bank Group Warrants for an aggregate payment of $1 on or after the date on which the Tranche B Adjusted Principal Balance has been paid off in full, provided, however, that such right shall not exist if the Tranche B Adjusted Principal Balance is not paid in full on or before June 30, 2003.

         On the date which is on or after the fourth anniversary of the Effective Date but prior to the fifth anniversary of the Effective Date, the Debtors shall be entitled to redeem any outstanding Bank Group Warrants for $500,000 multiplied by a fraction, the numerator which is equal to the number of original Bank Group Warrants still held by the Bank Group and the denominator which is the number of Bank Group Warrants issued to the Bank Group in connection with the Plan of Reorganization. By way of example, if the Bank Group still has 153,959 of the 615,835 Bank Group Warrants originally issued under the Plan of Reorganization, then such outstanding original Bank Group Warrants may be redeemed for $125,000.

         On the date which is on or after the fifth anniversary of the Effective Date but prior to the sixth anniversary of the Effective Date, the Debtors shall be entitled to redeem any outstanding Bank Group Warrants for $1,000,000 multiplied by a fraction, the numerator which is equal to the number of original Bank Group Warrants still held by the Bank Group and the denominator which is the number of Bank Group Warrants issued to the Bank Group in connection with the Plan of Reorganization. By way of example, if the Bank Group still has 153,959 of the 615,835 Bank Group Warrants originally issued under the Plan of Reorganization, then such outstanding original Bank Group Warrants may be redeemed for $250,000.

         On the date which is on or after the sixth anniversary of the Effective Date but prior to the seventh anniversary of the Effective Date, the Debtors shall be entitled to redeem any outstanding Bank Group Warrants for $1,500,000 multiplied by a fraction, the numerator which is equal to the number of original Bank Group Warrants still held by the Bank Group and the denominator which is the number of Bank Group Warrants issued to the Bank Group in connection with the Plan. By way of example, if the Bank Group still has 153,959 of the 615,835 Bank Group Warrants originally issued under the Plan of Reorganization, then such outstanding original Bank Group Warrants may be redeemed for $375,000.

                           (4)      BANK GROUP WARRANT AGREEMENT.

         The Bank Group Warrants will be evidenced by warrant certificates issued under, and will otherwise be in accordance with the terms and conditions of, a Bank Group Warrant Agreement, dated as of the Effective Date (the "Bank Group Warrant Agreement"). The Bank Group Warrant

Agreement will be entered into by Reorganized CRC and a warrant agent to be selected by the Bank Group, and will be substantially in the form to be filed with the Bankruptcy Court no later than five (5) Business Days before the deadline for the submission of objections to confirmation of the Plan.

                  F.       MISCELLANEOUS.
                           --------------

                           (1)      COST OF DOCUMENTATION.

         The Debtors and the Bank Group will bear their own costs relating to the documentation of the Tranche A and Tranche B Notes as well as any security agreements, financing statements, deeds of trust, other documents required to secure the Tranche A Note and Tranche B Note or the Bank Group Warrants and related agreements. If the Bank Group wishes to obtain title insurance or updates to title insurance policies with respect to the Tranche A Owned Properties and the Tranche B Owned Properties, the Bank Group shall bear all costs relating thereto.

                           (2)      MUTUAL RELEASES.

         Except for the provisions of the Plan, the Bank Group (and any predecessor to any current member of the Bank Group), the Debtors in Possession and the Debtors will execute mutual releases effective as of the Effective Date in form and substance acceptable to the Bank Group and the Debtors A post-confirmation default by the Debtors will allow the Bank Group to exercise any and all rights available to it under the loan documents as modified by the Plan.

                  (3)      CAPITAL EXPENDITURE BUDGET.

         The Debtors and the Bank Group will agree to a capital expenditure budget, sufficient to keep the Tranche A Owned Properties in repair, which budget shall be submitted to the Court and served on the Committee within 10 calendar days before the Confirmation Hearing.

                  (4)      RESTRICTIONS.

         The Debtors and the Bank Group will agree to restrictions relating to the payment of dividends, changes in management, and incurrence of additional debt, which restrictions shall be submitted to the Court within 10 calendar days before the Confirmation Hearing.

                  (5)      BALANCE SHEET LIABILITIES.

         Except for obligations owed to the Bank Group, the only debts which will remain on the Effective Date will be (a) obligations owing to CIT under the Plan; (b) ordinary course trade payables; (c) unpaid real and personal property taxes; (d) unpaid priority taxes; (e) unpaid lease obligations; (f) amounts payable on account of the General Unsecured Claims in Classes 3(a)-3(d); (g) any state or federal income taxes; and (h) any unpaid Professionals' fees and expenses.

                  (6) WAIVER OF RIGHT TO BLOCK DISTRIBUTIONS TO BONDHOLDER GENERAL UNSECURED CLAIMS.

         Notwithstanding anything contained in the Plan or any other documents or agreements to the contrary, including, but not limited to the Debenture Subordination, the Bank Group agrees to permit the Bondholders to receive payments from the Debtors in cash and/or warrants as provided under the Plan.

         4.       Class 1(b): Allowed Secured Claim of CIT

         Class 1(b) consists of the Allowed Secured Claim of CIT. Class 1(b) is impaired. The Allowed CIT Secured Claim shall be in the amount of $3,800,000.00 and shall be treated as follows:

                  A.       GENERAL.

         The Allowed Secured Claim of CIT consists of the following two (2) components: (a) an Allowed Secured Claim secured by furniture, fixtures and equipment located at restaurants the Debtors intend to operate after the Effective Date (the "CIT Tranche A Claim"); and (b) an Allowed Secured Claim secured by the furniture, fixtures and equipment located at certain properties the Debtors are currently marketing for sale (the "CIT Tranche B Claim"). Except to the extent expressly modified pursuant to the Plan, all of the terms and conditions of the Equipment Loan Agreement shall continue in full force and effect, and shall be binding upon the Debtors and CIT.

                  B.       THE CIT TRANCHE A CLAIM.

                           (1)      AMOUNT.

         The Allowed CIT Tranche A Claim shall be in the amount of $2,535,000.

                           (2)      MATURITY DATE, INTEREST RATE AND
                                    AMORTIZATION.

         The Allowed CIT Tranche A Claim shall mature, and shall then be due and payable in full, on January 1, 2008 and shall accrue interest, commencing on the Effective Date at the annual rate of 7%, compounded monthly, and payable in arrears. The Allowed CIT Tranche A Claim shall be amortized over a seven (7) year period commencing on the Effective Date.

                           (3)      PAYMENT.

                                    (A)      CASH PAYMENT ON EFFECTIVE DATE.

         On the Effective Date, the Debtors shall pay CIT $195,000 as a partial payment on account of the Allowed CIT Tranche A Claim.

                                    (B)      INTEREST ONLY PAYMENTS THROUGH
                                             JANUARY 2, 2003.

         Commencing on the first day of the first month following the Effective Date, and continuing on the first day of each month thereafter through January 2, 2003, the Debtors shall make interest only payments to CIT in arrears.

                                    (C)      PRINCIPAL AND INTEREST PAYMENTS
                                             THROUGH JANUARY 1, 2008.

         Commencing on February 1, 2003 and continuing on the first day of each month thereafter until January 1, 2008, the Debtors shall make principal and interest payments to CIT, in arrears, based upon a seven (7) year amortization.

                                    (D)      THE CLASS 3(B) BONDHOLDER PAYMENT.

         As was noted in Section III of the Disclosure Statement (Background), pursuant to the Debenture Subordination, the Debtors may not make any payments to the Bondholders unless CIT (as the holder of "Senior Indebtedness") is paid in full. In consideration for a waiver of the Debenture Subordination (which waiver is made solely in connection with the confirmation and performance of the obligations pursuant to the terms of the Plan), 30% of amount of the Class 3 Available Distributable Cash that would otherwise be paid to Allowed Class 3(b) Claims (Bondholder General Unsecured Claims) (i.e., 30% of the Class 3(b) Formula) will be paid to CIT.

                           (4)      SECURITY.

         The Allowed CIT Tranche A Claim shall be secured by the CIT Tranche A FF&E located at the CIT Tranche A Properties.

                           (5)      RELEASE PRICES.

         The Debtors may sell the CIT Tranche A FF&E located at any property upon payment to CIT of $80,000. If, within twenty four (24) months after the Effective Date, the Debtors close a CIT Tranche A Property at which CIT Tranche A FF&E is located, the release price for such CIT Tranche A FF&E is reduced to $55,000, provided that CIT receives such $55,000 on the earlier of (a) six (6) months after the restaurant is closed; and (b) the date on which the sale of the CIT Tranche A Property closes.

                  C.       THE CIT TRANCHE B CLAIM.

                           (1)      AMOUNT

         The Allowed CIT Tranche B Claim shall be in the amount of $1,265,000 (less certain pre-Confirmation payments).

                           (2)      INTEREST.

         The Allowed CIT Tranche B Claim shall not bear interest.

                           (3)      NON-RECOURSE.

         Except with respect to the Debtors' payment obligations regarding Store 125 (Fort Meyers), Store 163 (Orlando) and Store 157 (Grand Rapids) as provided in Subsection 5(b) below, the Allowed CIT Tranche B Claim is non-recourse to the Debtors.

                           (4)      SECURITY.

         The Allowed CIT Tranche B Claim shall be secured by the CIT Tranche B FF&E at the CIT Tranche B Properties.

                           (5)      PAYMENTS.

                                    (A)      PRE-EFFECTIVE DATE PAYMENTS ON
                                             ACCOUNT OF CIT TRANCHE B CLAIM.

         Upon entry of a Final Order approving a Stipulation between the Debtors and CIT which provides for CIT's support of the Plan pursuant to the terms herein, the Debtors shall pay to CIT $385,000.00 (plus interest which actually accrued on such amounts) which represents $55,000 for each of the following properties: Johnson City, Evansville, Melbourne, Boynton Beach, Tallahassee, Gainesville, and Lexington. Payment of these amounts shall reduce the balance of the Allowed CIT Tranche B Claim.

                                    (B)      PAYMENTS UPON SALE OF CIT TRANCHE B
                                             PROPERTY (OR A CIT TRANCHE A
                                             PROPERTY WHICH IS CLOSED BEFORE A
                                             SALE WITHIN 24 MONTHS OF THE
                                             EFFECTIVE DATE).

         Upon a sale of a CIT Tranche B Property or a CIT Tranche A Property which is closed before a sale within 24 months of the Effective Date, CIT shall receive $55,000 that shall reduce the balance of the CIT Tranche B Claim, whether or not the buyer purchases the CIT Tranche B FF&E as part of that sale. The Debtors shall not be obligated to pay CIT $55,000 on account of the CIT Tranche B FF&E in any store until such time as a sale of the CIT Tranche B Property has closed, provided, however, that with respect to Store 125 (Fort Meyers), Store 163 (Orlando) and Store 157(Grand Rapids), the Debtors shall pay CIT $55,000 for each property on the earlier of (a) the closing of a sale of such property; and (b) June 30, 2003. Upon the closing of the sale of a CIT Tranche B Property or a CIT Tranche A Property, the Debtors shall pay from available funds and not from the sales proceeds all unpaid personal property taxes, including pre-petition taxes, Administrative Personal Property Tax Claims and post-effective date personal property taxes owing with respect to such sold property.

                  D.       CIT GENERAL UNSECURED CLAIM

         CIT shall have an Allowed General Unsecured Claim in the amount of $8,791,336.19 (which represents CIT's filed claim of $12,591,336.19 less $2,535,000 (CIT Tranche A Claim) less $1,265,000 (CIT Tranche B Claim) (the "CIT General Unsecured Claim "). The CIT General

Unsecured Claim shall be classified in Class 3(a) and receive the same treatment as all other Allowed Class 3(a) General Unsecured Claims.

                  E.       MISCELLANEOUS.

                           (1)      KENNESAW AND GWINETT.

         CIT releases any claims it has to furniture, fixtures and equipment located at the Kennesaw (Store 149) and Gwinnett (Store 147) properties on the date of the closing of the sale of those two properties and authorizes all Net Proceeds from the sale of such properties to be paid to the Bank Group. Debtors acknowledge that any furniture, fixtures and equipment originally financed by CIT and at one time located at the Kennesaw and Gwinnett properties remain subject to a duly perfected first priority lien and security interest in favor of CIT wherever located.

                           (2) SALE OF FF&E AT LOCATIONS WHERE THE REAL PROPERTY LEASE HAS BEEN REJECTED.

         CIT shall be entitled to sell for its own account any of its collateral that is or was located at stores where the Debtors have rejected the corresponding real property leases as of April 10, 2002. These stores are #109 Bethel Road; #115 Memphis; #131 Wildwood; #140 Alpharetta and #167 West Palm Beach (the "Rejected Stores Equipment"). The Debtors have executed stipulations for relief from the automatic stay authorizing CIT to proceed with its rights and remedies with respect to disposal of the Rejected Stores Equipment. The gross proceeds from the sale of the Rejected Stores Equipment (minus direct costs of sale, including but not limited to commissions actually paid to third parties) shall be applied to reduce the amount of the Class 3(a) CIT General Unsecured Claim.

                           (3)      MUTUAL RELEASES.

         Except for the provisions of the Plan, CIT, the Debtors in Possession and the Debtors will execute mutual releases binding upon the Debtors' and their estates in a form and substance acceptable to the Debtors and CIT effective as of the Effective Date.

                           (4)      WARRANTS.

         CIT may transfer all, or a portion, of the warrants it receives on account of the CIT General Unsecured Claim to Citigroup and both CIT and Citigroup shall each be entitled to exercise any warrants they receive at their own discretion.

                           (5)      STORE 110 (NASHVILLE)

         CIT shall endorse for the Debtors' benefit any insurance checks presented to CIT in connection with any replacement and/or repairs made by the Debtor prior to May 1, 2002 with respect to Store Number 110 (Nashville).

         5.       Class 1(c): Secured Real Property Tax Claims

         Class 1(c) consists of all of the claims of taxing authorities secured by real property owned by the Debtors (the "Secured Real Property Tax Claims"). Class 1(c) is impaired. Attached to the Disclosure Statement as EXHIBIT H is a listing of all of the Secured Real Property Tax Claims that have been filed in these cases. In addition, EXHIBIT H includes a listing of what the Debtors records' reflect as the total secured real property tax claims (including the filed claims). The Debtors intend to reconcile the filed claims to the Debtors' records prior to the hearing on the Disclosure Statement and intend to submit an amended EXHIBIT H at that time.(5)

         TABLE 5: TREATMENT OF ALLOWED SECURED REAL PROPERTY TAX CLAIMS

CLASS        CLAIMANT                 INSIDER    CLAIM AMOUNT         TREATMENT
NO.
--------     ----------------------   -------    -------------        ------------------------------------------------------
1(c)         All holders of Real      N          Approximately        Holders of Allowed Real Property Tax Claims shall be
             Property Tax Claims as                $401,000.00        paid in full as follows: monthly payments of
             further identified on                                    principal and interest for four (4) years at an
             EXHIBIT H TO THE                                         interest rate of 5.5% per annum.
             DISCLOSURE STATEMENT

         6.       Class 1(d): PACA Claims

         Class 1(d) consists of all of the Holders of claims under the Perishable Agricultural Commodities Act ("PACA") (the "PACA Claims"). Class 1(d) is unimpaired. Attached to the Disclosure Statement as EXHIBIT J is a listing of all of the PACA Claims.(6)

                    TABLE 6: TREATMENT OF ALLOWED PACA CLAIMS

CLASS        CLAIMANT                 INSIDER    CLAIM AMOUNT         TREATMENT
NO.
--------     ----------------------   -------    -------------        ------------------------------------------------------
1(d)         All holders of PACA      N          Approximately        Paid in full on the later of (1) the Effective Date
             Claims as further                     $108,000.00        or (2) the date upon which the Claim is Allowed
             identified on EXHIBIT                                    pursuant to a Final Order.
             J to the Disclosure
             Statement

         7.       Class 1(e): Reclamation Claims

         Class 1(e) consists of all of the holders of reclamation claims, which are secured by the goods subject to reclamation pursuant to Uniform Commercial Code section 2-701 and

---------------------------
(5) The Debtors reserve their rights to object to the amount, validity and/or priority of any and all Secured Real Property Tax Claims.

(6) The Debtors reserve their rights to object to the amount, validity and/or priority of any and all PACA Claims.

Bankruptcy Code section 546(c)(the "Reclamation Claims"). Class 1(e) is unimpaired. Attached to the Disclosure Statement as EXHIBIT K is a listing of all of the Reclamation Claims.(7)


                TABLE 7: TREATMENT OF ALLOWED RECLAMATION CLAIMS

CLASS        CLAIMANT                 INSIDER    CLAIM AMOUNT         TREATMENT
NO.
--------     ----------------------   -------    -------------        ------------------------------------------------------

1(e)         All holders of           N          Approximately        Paid in full on the later of (1) the Effective Date
             Reclamation Claims as                  $20,000.00        or (2) the date upon which the Claim is Allowed
             further identified on                                    pursuant to a Final Order.
             EXHIBIT K to the
             Disclosure Statement

         8.       Class 1(f): Secured Personal Property Tax Claims

         Class 1(f) consists of all of the Claims of taxing authorities secured by personal property owned by the Debtors (the "Secured Personal Property Tax Claims"). Class 1(f) is impaired. Attached to the Disclosure Statement as EXHIBIT L is a list of what the Debtors' records reflect as the outstanding pre-petition Secured Personal Property Tax Claims.(8) The Debtors are still in the process of reconciling these amounts to any claims that may have been filed as Secured Personal Property Tax Claims.(9) The Debtors intend to reconcile the filed claims to the Debtors' records prior to the hearing on the Disclosure Statement and intend to submit an amended EXHIBIT L at that time.


--------------------------
(7) The Debtors reserve their rights to object to the amount, validity and/or priority of any and all Reclamation Claims.
(8) The Debtors reserve their rights to object to the amount, validity and/or priority of any and all Secured Personal Property Tax Claims.
(9) The Debtors projections estimate these taxes at $82,000. However, it is presently believed that the taxes are less.

       TABLE 8: TREATMENT OF ALLOWED SECURED PERSONAL PROPERTY TAX CLAIMS

CLASS        CLAIMANT                 INSIDER    CLAIM AMOUNT         TREATMENT
NO.
--------     ----------------------   -------    -------------        ------------------------------------------------------
1(f)         All holders of           N          Approximately        Holders of Allowed Personal Property Tax Claims
             Personal Property Tax                  $50,000.00        shall be paid in full as follows: monthly payments
             Claims as further                                        of principal and interest for six (6) years at an
             identified on EXHIBIT                                    interest rate of 5.5% per annum.
             L to the Disclosure
             Statement

         9.       Class 1(g): Subordinate Secured Real Property Claims

          Class 1(g) consists of all claims secured by the Bank Group Tranche A & B Properties that are junior to the liens held by the Bank Group for the Senior Secured Debt (the "Subordinate Real Property Claims"). Class 1(g) is impaired. The Debtors are not aware of any claims in this class.(10)


         TABLE 9: TREATMENT OF ALLOWED SUBORDINATE REAL PROPERTY CLAIMS

CLASS        CLAIMANT                 INSIDER    CLAIM AMOUNT         TREATMENT
NO.
--------     ----------------------   -------    -------------        ------------------------------------------------------
1(g)         All holders of           N                  $0.00        Holders of Allowed Subordinate Real Property Claims
             Subordinate Real                                         are under-secured and shall receive the same
             Property Claims                                          treatment as Allowed Class 3(a) Claims (General
                                                                      Unsecured Claims). All liens and encumbrances shall
                                                                      be discharged and terminated as to the properties
                                                                      encumbered.

         10.      Class of Priority Non-Tax Claims

         Certain priority Claims that are referred to in Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of Claims are entitled to priority treatment as follows: the Code requires that each holder of such a Claim receive cash on the Effective Date equal to the allowed amount of such Claim. However, a class of Priority Non-Tax Claims may

---------------------------
(10) The Debtors reserve their rights to object to the amount, validity and/or priority of any and all Subordinate Real Property Claims.

vote to accept deferred cash payments of a value, as of the Effective Date, equal to the Allowed amount of such Claims. As discussed above, early on in these Cases, the Debtors obtained authority from the Court to pay certain pre-petition Claims of current employees. However, there are currently outstanding certain unpaid Priority Non-Tax Claims held by employees and former employees of the Debtors which the Debtors estimate will be allowed in an amount equal to $12,3412.48. Attached to the Disclosure Statement as EXHIBIT N is a list of Priority Non-Tax Claims, the treatment under the Plan of which is as follows: (11)

             TABLE 10: TREATMENT OF ALLOWED PRIORITY NON-TAX CLAIMS

CLASS.       CLAIMANT                     AMOUNT               TREATMENT
--------     ----------------------       -------------        ------------------------------------------------------
2
             Priority Non-Tax Claims        $12,341.48         Allowed Claims will be paid in full on the later of (1)
             as listed on EXHIBIT N                            the Effective Date; or (2) the date upon which the
             to the Disclosure                                 Claim becomes an Allowed Claim pursuant to a
             Statement                                         Final Order.

         In addition, the Debtors scheduled $1,168,853.76 in 507(a)(3) and
(a)(4) claims. However, as was noted above, the Court previously entered its Order Authorizing, But Not Requiring, the Debtors to Pay Pre-Petition Employee Wages, Salaries and Contributions to Employee Benefit Plans entered on June 5, 2001, which authorized the Debtors to pay $1,735,872.11 in pre-petition employee wage and $977,000.00 in benefit claims. The Debtors believe that pursuant to the Order all such priority claims owing to its employees have already been paid. The Debtors intend to file an objection to this scheduled claim shortly.


---------------------------
(11) The Debtors reserve their rights to object to the amount, validity and/or priority of any and all Priority Non-Tax Claims.

         11.      Classes of Unsecured Claims

         Unsecured Claims are unsecured Claims not entitled to priority under Code section 507(a). EXHIBIT P to the Disclosure Statement contains an itemization of all Unsecured Claims against the Debtors' Estates. As is further described below, the Debtors' Unsecured Claims shall be classified as follows:(12)

             TABLE 11: SUMMARY OF CLASSIFICATION OF UNSECURED CLAIMS

CLASS           DESCRIPTION
-----           ----------------------------------------------------------------
3(a)            Class 3(a) is comprised of all Unsecured Claims against the
                Debtors, including the CIT General Unsecured Claim (the "General
                Unsecured Claims"). Class 3(a) does not include the Bondholder
                General Unsecured Claims or the Bank Group General Unsecured
                Claim The Debtors estimate that Class 3(a) Claims total between
                $15,300,000.00-$21,400.00.00.

3(b) Class 3(b) is comprised of the Claims of all of the Bondholders under the Debentures (the "Bondholder Unsecured Claims"). The
                Allowed amount of the Class 3(b) Claims is $13,296,729.69.

3(c)            Class 3(c) is comprised of the Bank Group General Unsecured
                Claim. The Debtors estimate that Class 3(c) Claim totals between $0.00-$3,000,000.00.

                  A.       CLASSES 3(A)-3(C)

         Classes 3(a)-(c) are all impaired. As is further described below, Classes 3(a)-3(c) shall receive the following distributions: (a) a share of Class 3 Available Distributable Cash; (b) proceeds of certain Rights of Action (the Seelbinder Litigation and the Preference Actions); (c) Warrants in Reorganized CRC.

                           (1)      CLASS 3 AVAILABLE DISTRIBUTABLE CASH

         Subject to the availability of the Tax Refund holders of Allowed Class 3(a), 3(b) and 3(c) Claims shall receive a Pro Rata share of up to $4,000,000.00 (plus interest on that portion of the Tax Refund Escrow that is payable to Holders of Allowed Class 3(a), 3(b) and 3(c) General


-------------------
(12) The Debtors reserve their rights to object to the amount, validity and/or priority of any and all Unsecured Claims.

Unsecured Claims (the "Class 3 Escrow Interest")) calculated and paid as set forth below. Provided however, that the Committee shall be entitled to segregate up to $200,000.00 of such amount to fund the litigation assigned to the Class 3(a)-3(c) Creditors under the Plan and the Creditor Trust Trustee's fees and expenses and the pursuit of all rights, duties and obligations of the Committee under the Plan (the "Litigation Reserves"). The Committee shall inform the Debtors no later than 10 days before the Confirmation Hearing as to the amount of the Litigation Reserves. The amount of cash to be available to pay Allowed Class 3(a)-3(c) Claims (net of Litigation Reserves and inclusive of the Class 3 Escrow Interest) shall be referred to herein as the Class 3 Available Distributable Cash.

                           (A)      CLASS 3(A) SHARE

         All holders of Allowed Class 3(a) Claims shall share Pro Rata in the Class 3 Available Distributable Cash calculated as follows:

            - FORMULA: (Total dollar amount of Class 3(a) Claims) DIVIDED by (total dollar amount of Class 3(a) Claims plus total dollar amount of Class 3(b) Claims plus total dollar amount of Class 3(c) Claims) MULTIPLIED by the Class 3 Available Distributable Cash (the "Class 3(a) Formula") MULTIPLIED by 90% (the "Class 3(a) Share").

            - EXAMPLE: By way of example only, assuming that Class 3(a) Claims total $18,000,000.00, Class 3(b) Claims total $13,000,000.00, Class 3(c) Claims total $3,000,000.00, and that Class 3 Available Distributable Cash equals

                  $3,900,000.00, the calculation would be as follows:
                  $18,000,000.00 /$34,000,000.00 =.53 x $3,900,000.00 =
                  $2,067,000.00 (i.e., the Class 3(a) Formula) x 90% =
                  $1,860,300.00 (i.e., the Class 3(a) Share).

                           (B)      CLASS 3(B) SHARE

         (a) Holders of Allowed Class 3(b) Claims shall share Pro Rata in the Class 3 Available Distributable Cash as follows:

            - FORMULA: (Total dollar amount of Class 3(b) Claims) DIVIDED by (total dollar amount of Class 3(a) Claims plus total dollar amount of Class 3(b) Claims plus total dollar amount of Class 3(c) Claims) MULTIPLIED by Class 3 Available Distributable Cash (the "Class 3(b) Formula") MULTIPLIED by 70% (the "Class 3(b) Share").

            - EXAMPLE: By way of example only, assuming that Class 3(a) Claims total $18,000,000.00, Class 3(b) Claims total $13,000,000.00, Class 3(c) Claims total $3,000,000.00, and
                  Class 3 Available Distributable Cash equals $3,900,000.00, the calculation would be as follows:

                  $13,000,000.00/$34,000,000.00 =.38 x $3,900,000.00 =
                  $1,482,000.00 (i.e., the Class 3(b) Formula) x 70% =
                  $1,037,400.00 (i.e., the Class 3(b) Share).

        (b) Concurrently with the Distributions to Holders of Allowed Class 3(a) Claims, Holders of Allowed Class 3(b) Claims shall also receive payments equal to an amount that is 10% of the

Class 3(a) Formula. In the example above, the Class 3(a) Formula is equal to = $2,067,000.00 x 10% equals $206,700.00.

         (c) Concurrently with the Distributions to Holders of Allowed Class 3(c) Claims, Holders of Allowed Class 3(b) Claims shall also receive payments equal to an amount that is 10% of the Class 3(c) Formula. In the example above, the Class 3(c) Formula is equal to $351,000.00 x 10% equals $35,100.00.

                           (C)      CLASS 3(C) SHARE

         All holders of Allowed Class 3(c) Claims shall share Pro Rata in the Class 3 Available Distributable Cash calculated as follows:

            - FORMULA: (Total dollar amount of Class 3(c) Claims) DIVIDED by (total dollar amount of Class 3(a) Claims plus total dollar amount of Class 3(b) Claims plus total dollar amount of Class 3(c) Claims) MULTIPLIED by Class 3 Available Distributable Cash (the "Class 3(c) Formula") MULTIPLIED by 90% (the "Class 3(c) Share").

            - EXAMPLE: By way of example only, assuming that Class 3(c) Claims total $18,000,000.00, Class 3(b) Claims total $13,000,000.00, Class 3(c) Claims total $3,000,000.00, and
                  Class 3 Available Distributable Cash equals $3,900,000.00, the calculation would be as follows: $3,000,000.00/$34,000,000.00
                  =.09 x $3,900,000.00 = $351,000.00 (i.e., the Class 3(c)
                  Formula) x 90% = $315,900.00 (i.e., the Class 3(c) Share).

                           (D)      TIMING OF THE PAYMENTS

                                    (I)      INITIAL CASH PAYMENT OF CLASS 3
                                             AVAILABLE DISTRIBUTABLE CASH

         Upon the Effective Date, the Debtors shall make a Pro Rata cash payment totaling $1,200,000.00 (less the Litigation Reserves) to holders of the Allowed Class 3(a), 3(b) and 3(c) Claims (the "Initial Cash Distribution").

                                    (II)     REMAINING CASH PAYMENT OF CLASS 3
                                             AVAILABLE DISTRIBUTABLE CASH

         The source of funds for the remainder of the Class 3 Available Distributable Cash of $2,800,000.00 plus the Class 3 Escrow Interest (the "Remaining Cash Payment") shall be the Tax Refund. The Debtors shall escrow the Tax Refund (less the Initial Cash Payment) when received from the IRS in the Tax Refund Escrow, and said Tax Refund (less the Initial Cash Payment) shall be held in the Tax Refund escrow until such time as there is a final Tax Refund Determination with respect to the Tax Refund. Within 10 business days of the occurrence of the Tax Refund Determination, the Debtors shall pay the Remaining Cash Payment Pro Rata to Holders of Allowed Class 3(a), 3(b), and 3(c) Claims, subject to the reserves set forth for Disputed Claims.

         Should the IRS determine that the Debtors are not entitled to the full amount of the Tax Refund and the Debtors agree, or the Court so orders, the Remaining Cash Payment shall equal the final IRS determination of the Tax Refund (the "Adjusted Tax Refund") less the difference between the Tax Refund and the Adjusted Tax Refund up to a maximum deduction of $775,000.00 up to a maximum "Remaining Cash Payment of $2,800,000.00 plus the Class 3 Escrow Interest.

         For example, should the Adjusted Tax Refund be reduced to $3,000,000.00 (from the expected $3,700,000.00), the Remaining Cash Payment owing would be $2,225,000.00 plus the Class 3 Escrow Interests (the Adjusted Tax Refund less $775,000.00 plus the Class 3 Escrow Interest).

                                    (III)    NO PAYMENTS ON CLASS 3(C)

         Notwithstanding anything contained herein, no payments shall be paid on account of Class 3(c) Claims (Bank Group General Unsecured Claim) until such time as the amount of said claim has been liquidated and allowed.

                  (2)      WARRANTS.

                           (A)      GENERAL

         On the Effective Date, the Debtors will issue to CIT, in respect of its Allowed Class 3(a) Claim, its Pro Rata Share (together with all other Allowed Class 3(a) Claims and the Allowed Class 3(b) Claims) of warrants for the purchase of 923,077 shares of the New Common Stock in Reorganized CRC Holders (the "Class 3 Warrants"), representing an amount equal to 15%, in the aggregate, of the shares of New Common Stock to be issued or reserved for issuance under the Plan, other than shares reserved for the Employee Incentive Stock Plan.

         In addition, on the Effective Date, the Debtors will issue to the Creditor Trust, in respect of all Allowed Class 3(a) Claims (other than CIT's Allowed Class 3(a) Claim) and all Allowed Class 3(b) Claims), all Class 3 Warrants other than the Class 3 Warrants issuable in respect of CIT's Allowed Class 3(a) Claim. On the Effective Date, each Holder of an Allowed Class 3 Claim will receive such Holder's Pro Rata Share of beneficial interests in the Creditor Trust.

         The Class 3 Warrants will contain anti-dilution protection (subject to dilution in connection with the issuance of an additional 5% of the New Common Stock of Reorganized CRC to management of Reorganized CRC pursuant to the Employee Incentive Stock Plan).

         No warrants will be issued to Holders of Allowed Class 3(c) Claims.

                           (B)      EXERCISE AND STRIKE PRICE

         Common stock will be issued to the new investors for $1 per share. Accordingly, the exercise price for the Class 3 Warrants shall be as follows:
(a) for $1.50 per share for the period from the Effective Date until the date which is the second anniversary of the Plan; and (b) $1.75 per share for the period which is the date following the second anniversary of the Effective Date of the Plan until the date which is the third anniversary of the Effective Date of the Plan. All unexercised Class 3 Warrants shall expire on the date which is the earlier of (a) the third anniversary of the Effective Date of the Plan; and
(b) the expiration of the 90-day period beginning on the effective date of the registration under Section 12(g) or Section 12(g) of any class of equity securities of Reorganized CRC. Subject to any applicable securities restrictions, Reorganized CRC shall use its best efforts to give the holders of Class 3 Warrants, the Committee and the Creditor Trust Trustee as much advance notice as practicable of the anticipated effectiveness of any such effective date, and in any event, shall provide notice of any such effective date as of that date.

                           (C)      TRUST FOR CLASS 3 WARRANTS

         As of the Effective Date, all Class 3 Warrants other than Class 3 Warrants issuable in respect of CIT's Allowed Class 3(a) Claim will be issued in the name of the Creditor Trust Trustee on behalf of the beneficiaries of the Creditor Trust. So long as the Class 3 Warrants remain in the Creditor Trust, the Creditor Trust will hold, retain and exercise all rights as the sole holder of record of (a) all Class 3 Warrants issued in exchange for Class 3 Claims other than CIT's Allowed Class 3(a) Claim, including but not limited to the right to exercise such warrants, and (b) all shares of New Common Stock issuable upon exercise of such warrants.

         The Creditor Trust Trustee shall be required to distribute trust assets (including but not limited to the Class 3 Warrants or any New Common Stock issuable upon exercise thereof) as soon as practicable after such distribution is authorized under the Creditor Trust Agreement. Unless otherwise provided in the Creditor Trust Agreement, if at any time no such distribution is authorized and any Class 3 Warrants must be exercised to avoid expiration, the Creditor Trust Trustee shall be required to exercise such warrants. The Creditor Trust Trustee shall have the right, at its option, to exercise the Class 3 Warrants on a "cashless" basis (i.e., in which Reorganized CRC, in lieu of receiving cash equal to the aggregate exercise price of the warrants being exercised, will cancel the number of shares subject to the warrants being exercised by the

Creditor Trust that is equivalent in value to the aggregate exercise price of the warrants being exercised and will issue to the Creditor Trust Trustee the remaining shares subject to the warrants being exercised). For purposes of determining the number of shares of New Common Stock to be cancelled, Reorganized CRC shall be authorized to use any valuation method, consistently applied, that is deemed by its Board of Directors and the Creditor Trust Trustee (with notice to the Committee) in good faith to be appropriate. If a dispute regarding such valuation arises, such dispute shall be resolved by binding arbitration. The Creditor Trust Trustee shall be authorized to distribute trust assets upon the earlier of (a) the registration by Reorganized CRC of any class of equity securities under Section 12(b) or 12(g) of the Exchange Act or (b) the third anniversary of the Effective Date. The Creditor Trust Trustee shall distribute the Warrants or New Common Stock (as the case may be) in accordance with each beneficiary's Pro Rata Share of the beneficial interests in the Trust. Unless otherwise provided in the Creditor Trust Agreement, the term of the Creditor Trust will expire 120 days after the trust assets are authorized for distribution, unless such expiration is extended by Bankruptcy Court upon a finding such extension is required in order to wind up the trust's affairs.

         Beneficial interests in the Creditor Trust will be deemed fully paid and non-assessable when issued, and will be uncertificated and non-transferable other than by death or operation of law. The Creditor Trust will otherwise be in accordance with the terms and conditions of the Creditor Trust Agreement, dated as of the Effective Date. The Creditor Trust Agreement will be entered into between Reorganized CRC, as grantor, and the Creditor Trust Trustee, as trustee, and will be substantially in the form to be filed with the Bankruptcy Court (and served on the Committee) no later than ten (10) Business Days before the deadline for the submission of objections to confirmation of the Plan. The Creditor Trust Agreement shall be approved by the Committee.

                           (D)      INDENTURE TRUSTEE FEES

         On or before the Effective Date, the Debtors shall pay to the Indenture Trustee under the Debentures the lesser of:(a) the actual amount of fees (subject to a reasonableness standard) owing under the Debenture; and (b) $125,000.00 (the "Indenture Trustee Fee"). The Indenture Trustee fee shall be paid as an expense of administration. The Confirmation Order shall contain a finding that the Indenture Trustee's fees are reasonable.

                           (E)      CREDITOR TRUST AGREEMENT.

         The Class 3 Warrants will be evidenced by warrant certificates issued under, and will otherwise be in accordance with the terms and conditions of, the Creditor Trust Agreement. The Creditor Trust Agreement will be entered into between Reorganized CRC, as the issuer, and the Creditor Trust Trustee, and will be substantially in the form to be filed with the Bankruptcy Court (and served on the Committee) no later than ten (10) calendar days before the deadline for the submission of objections to confirmation of the Plan. The Creditor Trust Agreement shall be approved by the Committee.

                  (3)      LITIGATION PROCEEDS

         Holders of allowed Class 3(a), 3(b) and Class 3(c) Claims shall also share Pro Rata in proceeds of certain litigation (the "Litigation Proceeds") described in Subsections (a) and (b) below.

                           (A)      CLAIMS AGAINST ARTHUR SEELBINDER.

         The Debtors shall assign to the Committee, for prosecution on behalf of the Holders of all Allowed General Unsecured Claims (Classes 3(a), 3(b), and 3(c)), the Debtors' Estates' claims against Arthur Seelbinder et. al. (the "Seelbinder Litigation") without representation or warranty of any kind. The Debtors shall not be responsible for payment of any attorneys' fees or costs relating to prosecution of the Seelbinder Litigation.

                           (B)      PREFERENCE ACTIONS.

         The Debtors shall assign to the Committee, for prosecution on behalf of the Holders of all Allowed Class 3(a), 3(b), and 3(c) Creditors, the Debtors' Estates' claims to recover transfers as avoidable preferences under section 547 of the Bankruptcy Code, which are identified on EXHIBIT F to the Disclosure Statement (but excluding any payments made to any member of the Bank Group, any prior member of the Bank Group and/or to Winthrop) (the "Preference Actions"). All proceeds of Preference Actions (less any amounts approved by the Committee for the payment of the Committee's fees and expenses) shall be turned over to the Reorganized CRC who shall hold such monies in a segregated account and be used to pay the Allowed Claims of Class 3(a), (b) and (c) Creditors as provided in the Plan.

         Notwithstanding the foregoing, the Committee shall not commence prosecution of any Preference Actions until the Claim Objection Bar Date. Thereafter, the Committee may commence prosecution of any Preference Action unless the Debtors have filed an objection to a Claim and asserted, as a defense to payment of such Claim under section 502(d) of the Bankruptcy Code, that the holder of a Claims is a recipient of a transfer which may be avoidable under Sections 544, 547, 548, 549 and 550 of the Bankruptcy Code and equivalent or analogous state law actions (a "Defensive Avoidance Action"). The Debtors may settle and compromise any Defensive Avoidance Action with the written consent of the Committee or Bankruptcy Court approval.

                           (C)      TIMING OF PAYMENTS

         The Debtors shall pay Litigation Proceeds to Holders of Allowed Class 3(a)-3(c) Claims on a semi-annual basis (on the last business day in January and the last business day in July (the "Semi Annual Payment Date") provided that the Debtors have Litigation Proceeds, which total $500,000.00 or more to distribute (combined with the proceeds of the Disputed Claims). If the Debtors have less than $500,000 in Litigation Proceeds and proceeds of Disputed Claims on any Semi Annual Payment Date, the Debtors shall retain said proceeds and wait to pay them until the next Semi-annual Payment Date on which the Litigation Proceeds and Disputed Claims Proceeds total more than $500,000.00.

                           (D)      ATTORNEYS FEES AND COSTS

         The Committee shall be entitled to retain counsel and other professionals to assist it in prosecuting the Preference Actions, provided, however, that all such fees and expenses shall be paid from the Litigation Reserves and that the Debtors shall have no liability beyond the Litigation Reserves for such payments.

                           (E)      DELIVERY OF FINANCIAL STATEMENTS

         During such time as the Reorganized Debtor may not be subject to reporting obligations under to Section 13(a) or Section 15(d) of the Exchange Act, Reorganized CRC shall deliver to the trustee of the Creditor Trust:

            - As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of Reorganized CRC, an income statement for such fiscal year, a balance sheet and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting form of nationally recognized standing selected by the Reorganized CRC.

            -     As soon as practicable, but in any event within forty-five
                  (45) days after the end of each fiscal quarter of Reorganized CRC, an unaudited profit or loss statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

                           (F)      RULE 144 REPORTING.

         With a view to making available to the Holders the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Securities to the public without registration, Reorganized CRC agrees at all times after ninety (90) days after the effective date of the first registration filed by Reorganized CRC for an offering of its securities to the general public to:

            - Make and keep public information available, as those terms are understood and defined in Rule 144;

            - Use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of Reorganized CRC under the Securities Act of 1933 and the Exchange Act of 1934, both as amended.

E.       CLASS(ES) OF INTEREST HOLDERS

         Interest holders are the Persons who hold Common Stock in CRC and partnership interests in SCLP. The following chart identifies the Plan's treatment of the Debtors' Interest Holders:


               TABLE 12: SUMMARY OF TREATMENT FOR INTEREST HOLDERS

CLASS             TYPE OF INTEREST                             TREATMENT
-----             ------------------------------------         -------------------------------------------------
4                 Common Stock of CRC, Restricted              All Interests in each of the Debtors will be
                  Stock held pursuant to Cooker 23001          extinguished. All Holders of Interests are deemed
                  Restricted Stock Plan and all related        to have rejected the Plan.
                  rights to acquire shares of Class A
                  Junior Participating Preferred Shares,
                  and all equity interests in and to each
                  of the Debtors and all options,
                  warrants or other rights to purchase
                  securities of the Debtors ("Interests")

F.       MEANS OF EFFECTUATING THE PLAN

         1.       Funding for the Plan

                  A.       CASH NEEDS ON THE EFFECTIVE DATE.

         After taking into account all of the payments described in the Plan, the Debtors will have the following cash needs on the Effective Date.

                TABLE 13: SUMMARY OF CASH NEEDS ON EFFECTIVE DATE

TYPE OF PAYMENT                                                AMOUNT
---------------                                                ------
Administrative Claims (Non-Professionals)                  $3,067,719.50
Administrative Claims (Professionals)                      $  284,396.50
Executory Contract Cures                                   $  254,964.55
Allowed Reclamation Claims                                 $   20,000.00
Allowed PACA Claims                                        $  108,000.00
Distribution on account of Allowed Class 3(a),             $1,000,000.00
(b), and (c) Claims
Litigation Reserves                                        $  200,000.00
TOTAL                                                      $4,935,080.55


         2.       Sources of Cash on the Effective Date.

         The Debtors will generate the Cash needed to make payments required on the Effective Date as follows: (a) Cash on hand as of the Effective Date; (b) net proceeds from the sale of Closed Stores; (c) $1,000,000.00 in proceeds from the sale of the Tranche B Properties that have sold before the Effective Date;
(d) proceeds of the sale of certain unencumbered Assets; (e) $4,000,000.00 generated from the sale of stock in Reorganized CRC; and (e) the $3,700,000.00 Tax Refund (if received before the Effective Date).

         3.       Equity Capital

         Under the Plan, as of the Effective Date, all of the equity securities of CRC outstanding immediately before the Effective Date will be cancelled. The authorized capital stock of Reorganized CRC will consist of a single class of common stock, no par value (the "New Common Stock"). Each share of the New Common Stock will be validly issued, fully paid and non-assessable and will be entitled to identical rights as to voting, dividends, status in liquidation and otherwise. As discussed elsewhere in this Disclosure Statement, however, holders of shares of New Common Stock issuable upon exercise of Bank Group Warrants will be entitled to special shareholder rights, called "tag along/drag along" rights.

                  A.       SHARES OF REORGANIZED CRC

         Shares of the New Common Stock will be issued or reserved for issuance as of the Effective Date. The Debtors expect that the number of shares to be issued or reserved for issuance by Reorganized CRC (exclusive of 323,887 shares issuable from time to time in the discretion of the Board of Directors in accordance with the Employee Incentive Stock Plan) will be 6,153,847.

         Of the 6,153,847 shares, (a) 4,000,000 (or 65%) will be offered and sold on or before the Effective Date for $1.00 per share in a cash offering to investors (the "Investor Offering"), (b) 615,835 (or 10%) will be issued or reserved for issuance as of the Effective Date to management and employees of the Debtors pursuant to the Chapter 11 Stock Plan, (c) 615,835 (or 10%) will be reserved for issuance after the Effective Date upon the exercise of the Bank Group Warrants issued in exchange for Claims held by the Bank Group, and (d) 923,077 (or 15%) will be reserved for issuance after the Effective Date upon exercise of the General Unsecured Claim Warrants issued in exchange for Claims held by the holders of Allowed Class 3(a) and 3(b) Claims. The issuance of an additional 323,887 shares (or 5% of the Reorganized CRC) pursuant to the Employee Incentive Stock Plan will increase the total number of shares authorized under the Plan to 6,477,734 and is expected to have a modestly dilutive effect upon the equity holders of Reorganized CRC.

         The purpose of the Investor Offering is to raise new capital of $4,000,000 in cash in order to perform the requirements of the Plan and to meet foreseeable future needs. The Investor Offering will be made pursuant to the "private offering" exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") afforded by Section 4(2) of the Securities Act and/or Regulation D of the Securities and Exchange Commission (the "SEC") and similar exemptions from registration or qualification under state securities or "blue sky" laws. Consistent with the requirements of these exemptions, the Investor Offering will be made without general solicitation or general advertising and only to a relatively small number of "accredited investors" as defined by Rule 501(a) of Regulation D. The Debtors reserve the right, in their sole discretion, to establish additional investor suitability standards and to approve each investor's participation in the Investor Offering. Some or all of the participants in the Investor Offering may be officers, directors, employees, shareholders, consultants, vendors, or affiliates of the Debtors.

         On June 19, 2002, the Debtors commenced the Investor Offering by delivering the offering materials to prospective purchasers (consisting primarily of certain stockholders of CRC). The offering materials included the then current draft of the Disclosure Statement, a form of subscription agreement, and other documents. Prospective purchasers in the Investor Offering may request additional material information from the Debtors. To purchase shares in the Investor Offering, prospective purchasers will be required to demonstrate their eligibility to participate in the offering and must deliver signed subscription agreements. They also will be required to acknowledge that the New Common Stock will be "restricted securities" (and therefore may not be resold in the absence of any effective registration under the Securities Act or an exemption from such registration). Investors must state that they are purchasing New Common Stock for investment and not with the intent of resale in a distribution.

         The Debtors expect to begin receiving signed subscription agreements in early July 2002. Subscription funds will be deposited into a subscription escrow as and when received. As soon as practicable following the Bankruptcy Court's approval of the final form of Disclosure Statement, the Debtors intend to deliver the final Disclosure Statement as so approved to all prospective purchasers. Under the terms of the Investor Offering, each investor will be entitled to cancel his subscription and receive a full refund of any amount paid during the 10-day period following delivery of the final Disclosure Statement. Assuming that investors do not exercise their cancellation right, the Debtors believe that the Investor Offering will be fully subscribed. All subscriptions must be delivered, and all subscription funds deposited into escrow, on or before the tenth (10th) calendar day before the deadline for filing objections to confirmation of the Plan. Notice of the Debtors' receipt of, and the respective amounts of, subscription agreements shall be delivered by the Debtors to the Committee, the Bank Group and CIT on or before the 10th calendar day before the deadline for filing objections to confirmation of the Plan. Closing of the subscription escrow shall take place on the Effective Date of the Plan.

         The Shares of New Common Stock issuable to the Debtors' employees under the Chapter 11 Stock Plan will be issued as compensation for additional work performed during the Debtors' Chapter 11 proceedings. Awards under the Chapter 11 Stock Plan will be made by the board of directors of Reorganized CRC, or a committee thereof, in its sole discretion, subject to the eligibility requirements of such plan. Shares awarded under the Chapter 11 Stock Plan will be "restricted securities" and therefore may not be resold in the absence of an effective registration under the Securities Act or an exemption from such registration.

                  B.       NEW WARRANTS.

         As of the Effective Date, and in exchange for certain Allowed Claims, Reorganized CRC will issue warrants to purchase an aggregate of 1,538,912 shares of New Common Stock (the "New Warrants"), which amount is equal to 25% of Reorganized CRC before the issuance of any shares pursuant to the Employee Incentive Stock Plan. The New Warrants consist of (a) warrants issued in exchange for certain Allowed Claims held by the Bank Group (i.e., the Bank Group Warrants), conferring the right to purchase 615,835 shares (or 40% of all shares issuable upon exercise of New Warrants) and (b) warrants issued in exchange for certain Allowed Class 3

Claims (i.e., the Class 3 Warrants), conferring the right to purchase 923,077 shares (or 60% of all shares issuable upon exercise of New Warrants).

         Generally, the New Warrants, and the New Common Stock issuable upon exercise thereof, should not be deemed "restricted securities" and therefore should be transferable without registration under federal and state securities laws, other than by persons or groups deemed to be "underwriters" with respect to such securities. However, the Class 3 Warrants issued in respect of Class 3 Claims other than CIT's Allowed Class 3(a) Claim will be held in trust for the Holders of such Claims and will not be immediately distributed to them (Please see discussion in section entitled, "TRUST FOR CLASS 3 WARRANTS" supra).

                  C.       NEW COMMON STOCK UNDER EMPLOYEE INCENTIVE STOCK PLAN.

         As of the Effective Date, Reorganized CRC will reserve additional shares of New Common Stock for future issuance pursuant to pursuant to the Employee Incentive Stock Plan. The aggregate shares to be reserved will be 323,887, an amount equal to five percent (5%) of Reorganized CRC after giving effect to the issuance of all shares of New Common Stock authorized under the Plan to be issued or reserved (including shares offered and sold in the Investor Offering, issued or reserved under the Chapter 11 Stock Plan, or reserved for issuance upon exercise of New Warrants).

         Awards under the Employee Incentive Stock Plan will be made by the board of directors of Reorganized CRC, or a committee thereof, in its sole discretion, subject to the eligibility requirements under such plan. Shares awarded under the Employee Incentive Stock Plan will be

"restricted securities" and therefore may not be resold in the absence of an effective registration under the Securities Act or an exemption from such registration.

                  D.       NEW EQUITY SUMMARY

         In summary, the New Common Stock will be distributed as follows:

                         TABLE 14: SUMMARY OF NEW EQUITY

NUMBER OF SHARES           DISPOSITION
----------------           -----------
   4,000,000               Sold to Investors
     615,385               Issued to employees under the Chapter 11 Stock Plan
     615,385               Set aside for Bank Group Warrants
     923,077               Set aside for Class 3 Warrants
     323,887               Set aside for future options under the Employee Incentive Stock Plan

   6,477,734               Total

         4.       Corporate Structure and Governance

                  A.       MERGER OR CHARTER

         On or before the Effective Date, CRG and SCLP will either be merged into CRC or will be dissolved, with the assets of these entities to be liquidated and/or distributed to CRC. The Plan and Disclosure Statement assumes that the Debtors will be legally consolidated on or before the Effective Date. As of the Effective Date, and subject to such charter amendments as may be made pursuant to the Plan, the articles of incorporation of Reorganized CRC will be the same as the articles of incorporation of CRC immediately before the Effective Date and the bylaws of Reorganized CRC will be the same as the bylaws of CRC immediately before the Effective Date. Effective as of the Effective Date, the officers and directors of Reorganized CRC will be the same as the officers and directors of CRC immediately before the Effective Date. Charter amendments that may be made pursuant to the plan, include changes as may be necessary or appropriate (a) to conform such instruments to recent amendments to corporation statutes, (b) in accordance with the Plan and Reorganized CRC's status as a privately held company, and (c) to include a prohibition on the issuance of non-voting equity securities.

                  B. COMPOSITION OF REORGANIZED DEBTORS' BOARD OF DIRECTORS AND IDENTITY AND COMPENSATION OF OFFICERS.

         Set forth below is a description of compensation expected to be provided to the directors and officers of the Reorganized Debtors during its 2002 and 2003 fiscal years.(13)

              TABLE 15: MANAGEMENT COMPENSATION SUMMARY (2002-2003)


                                                                                   2002               2003
NAME                        POSITION                                         COMPENSATION(14)     COMPENSATION
----                        --------                                         ----------------     ------------
Henry Hillenmeyer           Chief Executive Officer Chairman                    $245,000             $255,000
                            of the Board of Directors Director
Daniel Clay                 Executive Vice President Chief                      $262,300             $272,800
                            Operating Officer Director
David McDaniel              Vice President                                      $ 64,558             $ 67,000
Linda DeVault               Secretary                                           $ 57,500             $ 60,000
Robin B. Holderman          Director(15)                                        $ 12,800             $ 12,800
David T. Kollat             Director***                                         $ 12,800             $ 12,800
D. Shannon LeRoy            Director***                                         $ 12,800             $ 12,800
Harvey N. Palash            Director***                                         $ 12,800             $ 12,800
Brad Saltz                  Director***                                         $ 12,800             $ 12,800

         5.       Employee Incentive Plan/Stock Option Plan

         In addition, shares of New Common Stock shall be issued or reserved for issuance to management and employees of the Debtors or Reorganized CRC, as follows: (a) 615,385 shares, amounting to ten percent (10%) of Reorganized CRC before giving effect to the issuance of shares under the Employee Incentive Stock Plan, shall be issued at the discretion of the Board of


------------------
(13) The compensation of officers is subject to modification both pre and post-confirmation.
(14) Officer Compensation for 2002 and 2003 does not include any performance bonuses that may be offered and earned.
(15) ***Non-management directors receive $2,200 per quarter plus $500 per board or committee meeting. Outside directors were not actually paid the full annual rate of $12,800.00 per annum in year 2001.

Directors to the Debtors' employees in consideration for the additional work performed during the chapter 11 cases (the "Chapter 11 Stock Plan") and (b) 323,887 shares, amounting to five percent (5%) of Reorganized CRC after giving effect to the issuance of all shares of New Common Stock authorized under the Plan to be issued or reserved (including shares offered and sold in the Investor Offering, issued or reserved under the Chapter 11 Stock Plan, or reserved for issuance upon exercise of New Warrants), shall be set aside for an incentive stock option plan to be used in the future to attract key employees and reward performance (the "Employee Incentive Stock Plan").


         6.       Executive Bonuses

         In addition, upon Confirmation of the Plan, Officers will be eligible for bonuses, which aggregate $100,000 (the "Confirmation Bonuses"), as distributed by the Board of Directors. Under the bonus plans in place prior to Chapter 11, the Officers would have received bonuses in excess of $500,000 in the period from Petition Date to the Effective Date, but in view of the Debtors' severe cash situation, they elected to forego bonuses during these Chapter 11 cases.
         7.       Estate Representative

         The Reorganized Debtors shall be appointed the Estate Representative for purposes of prosecuting any Rights of Action, objecting to Claims, disbursing monies to Holders of Claims and Interests under the Plan, liquidating remaining property of the Estates and administering the Reserves established pursuant to the Plan (other than the Seelbinder Litigation and the Preference Actions which shall be assigned to the Committee and the Class 3(a), (b) and (c) Creditors).

Without further order of the Court, the Reorganized Debtors may employ professionals, including counsel and accountants, the duties of which may include, without limitation, assisting in fulfilling the obligations under the Plan, including prosecuting any Rights of Action, objecting to Claims, filing tax returns and disposing of the remaining assets of the Estates. Such professionals shall be entitled to receive compensation for services rendered after the Effective Date without further order of the Court.

         The Reorganized Debtors may pursue or decline to pursue any Rights of Action, as it deems appropriate in its sole discretion. Reorganized Debtors may settle, release, sell, and assign, otherwise transfer or compromise such Rights of Action. Similarly, Reorganized Debtors may sell any remaining assets of Reorganized Debtors in their sole discretion.

         Reorganized Debtors may, but shall not be required to, set-off against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any claims the Estates may have against the holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized Debtors of any such claims, set-off or recoupment rights which Reorganized Debtors may have against such Holder.

         Unless a claim against a creditor or other person is expressly waived, relinquished, compromised or settled in the Plan or in a Final Order, all rights with respect to such claim are reserved to Reorganized Debtors, which may pursue such claim. Upon the substantial consummation of the Plan, the Reorganized Debtors may file, and after full consummation shall file, a report with the Court and request the entry of a final decree closing these Cases.

         8.       Disputed Claims and Unclaimed Property

         Notwithstanding all references in the Plan to Claims that are Allowed, in undertaking the calculations concerning Allowed Claims or Allowed Interests or Administrative Claims under the Plan, including the determination of the amount of Distributions due to the Holders of Allowed Claims and Administrative Claims, each Disputed Claim shall be treated as if it were an Allowed Claim or authorized Administrative Claim, as appropriate, except that if the Court estimates the likely portion of a Disputed Claim to be Allowed or otherwise determines the amount which would constitute a sufficient reserve for a Disputed Claim (which estimates and determinations may be requested by the Debtors or Reorganized Debtors), such amount as determined by the Court shall be used as to such Claim.

         The Distributions due in respect of Disputed Claims based on the calculations required by the Plan shall be reserved for the Holders of the Disputed Claims and deposited in a segregated account (the "Disputed Claims Reserve"). The amount so deposited on behalf of a Creditor holding a particular Disputed Claim is referred to herein as the "Reserve Amount."

         After an objection to a Disputed Claim is withdrawn or determined by Final Order, the Distributions due on account of any resulting Allowed Claim or authorized Administrative Expense shall be paid by Reorganized CRC from the Reserve Amounts for such Creditor held in the Disputed Claims Reserves together with the interest, if any, actually accrued on the Reserve Amounts (up to a maximum of the interest actually accrued on the amount of the resulting Allowed Claim or authorized Administrative Claim). Such payment shall be made on the earlier of (a) the next payment date for Claims or Administrative Expenses of the Class or type of the Claim or Administrative Expense of such Holder and, (b) within forty-five (45) days of the date the Disputed Claim becomes an Allowed Claim or authorized Administrative Expense. No interest shall be due to a Disputed Claim holder based on the delay attendant to determining the allowance of such Claim except as set forth in this subsection.

         Should the Distribution due in respect of a finally Allowed Claim of such creditor exceed the Reserve Amount for Administrative Claims, Secured Claims or Priority Claims, the shortfall may be paid from any available sums of Reorganized CRC and, for Unsecured Claims, the shortfall may be paid from funds, if any, otherwise available to distribute to Unsecured Claims, collectively. In no event shall the Creditor have recourse to any payments already made to others.

         After an objection to such a Disputed Claim is sustained in whole or in part by a Final Order, any Reserve Amounts for such Claim held in the Disputed Claims Reserve in excess of the Distributions due on account of any resulting Allowed Claim may be removed from the Disputed Claims Reserve and put in Reorganized CRC's general accounts, with the exception of amounts resulting from objections to Class 3(a)-Class 3(c) Claims, which funds shall be held for distribution to Holders of Allowed Class 3(a)-Class 3(c) Claims on the Semi-Annual Payment Dates.

         Any Cash or other property which is unclaimed for one hundred and eighty (180) days after the Distribution is sent by mail to the last known mailing address for the person entitled thereto as provided in the Plan ("Unclaimed Property") will be deemed paid to such entitled

Person, for purposes of determining the Person's rights. Any Person that does not claim its Distribution within one hundred and eighty (180) days will not receive that unclaimed distribution, but may receive future distributions under the Plan. Unclaimed Property resulting from a Distribution shall revest in Reorganized CRC. On the 90th day after the Distribution, the Debtors shall file with the Court (and serve on the Committee) an Unclaimed Property schedule, which sets forth a list of all unclaimed Distributions.

G.       CLAIM OBJECTION BAR DATE

         The Debtors, creditors and other parties in interest shall have until 120 days following the Effective Date of the Plan (the "Claim Objection Bar Date") to file all objections to claims and/or interests in these cases.

                                      III.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

         Attached to the Disclosure Statement as EXHIBIT Q is a chart, which identifies the Debtors' unexpired leases and executory contracts to be assumed (the "Assumed Leases") as obligations of Reorganized CRC under this Plan on the Effective Date. EXHIBIT Q also itemizes the amount of monetary defaults, if any, which exist under such leases and executory contracts, which the Debtors must cure pursuant to section 365(b) of the Bankruptcy Code. The Confirmation Order shall constitute an Order approving the assumption of each lease and contract listed. If you are a party to a lease or contract to be assumed and you object to the assumption of your lease or contract and/or you object to the amount that the Debtors have set forth on EXHIBIT Q as owing to cure monetary defaults, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Section I (Introduction) of the Disclosure Statement for the specific date.(16)

B.       OTHER EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

         Attached to the Disclosure Statement as EXHIBIT R is a chart, which identifies additional unexpired leases and executory contracts the Debtors will reject as of the Effective Date. The Confirmation Order shall constitute an Order approving the rejection of each lease and contract listed. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Section I (Introduction) of the Disclosure Statement document for the specific date.

         THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS THIRTY (30) CALENDAR DAYS FROM THE DATE THE CONFIRMATION ORDER IS ENTERED ON THE COURT'S DOCKET. Any Claim based on the rejection of a contract or lease will be barred if the proof of Claim is not timely filed.


------------------
(16) The Debtors reserve the rights to add or withdraw any contract from the Assumption or Rejection Schedules at any time prior to the confirmation hearing.

                                      IV.
                        TREATMENT OF MISCELLANEOUS ITEMS

A.       ROUNDING OF AMOUNTS/DE MINIMIS AMOUNTS

         Notwithstanding anything to the contrary in the Plan, the Debtors may round all amounts for Distributions of Cash hereunder to Holders of Allowed Claims and Interests to the nearest whole dollar amount. In addition, the Debtors shall not be required to make a Distribution on account of any Claim until the Distribution to such creditor totals a minimum of $5.00.

B.       NAME AND ADDRESS OF HOLDER

         For purposes of all Distributions under this Plan, the Debtors will be entitled to rely on the name and address of the Holder of each Allowed Claim or Interest as shown on any timely filed proof of Claim and, if none, as shown on the Debtors' schedules, as amended, as of the date of the hearing on Confirmation of the Plan, except to the extent that both the Debtors and their counsel first receive adequate written notice of a transfer or change of address, properly executed by the Holder or its authorized agent.

C.       APPLICATION OF PAYMENTS

         All Distributions in respect of Allowed Claims will be allocated first to the principal amount of the Allowed Claim, with any excess allocated to unpaid accrued interest.

D.       ORDERS TO AID CONSUMMATION OF PLAN

         The Plan constitutes and incorporates a motion under 11 U.S.C. ss. 1142 and the Federal Rules of Bankruptcy Procedure 7069 and 7070 for an order to cause the Debtors and all their present and former directors, officers, agents, employees, attorneys, and accountants to cooperate fully in providing the Debtors with all information regarding and access to properties and Assets of the Debtors and its Estates; and to execute and deliver such documents and perform such acts as are reasonably necessary to enable the Debtors to take possession, custody, and control of all assets vested in the Debtors' Estates pursuant to the Plan to the extent provided for under the Plan and reasonably necessary to transfer all of the assets of the Debtors to Reorganized CRC and the cancellation of all other issued and outstanding shares in CRC and partnership interests in SCLP. Confirmation of the Plan shall be deemed a granting of such motion and the Confirmation Order shall be deemed the order thereon.

E.       SEVERABILITY

         If the Court determines, prior to the date of entry of the Confirmation Order, that any provision of the Plan is illegal either as written or as applied to any Claim or Interest, as the case may be, such provision shall be either unenforceable generally or as applied to such Claim or Interest. A determination that a provision of the Plan is illegal or not enforceable as to a particular Claim or Interest shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan or of that provision as applied to other Claims or Interests and the Debtors may modify the Plan to withdraw or modify such provision.

F.       HEADINGS OF ARTICLES AND SECTIONS

         The headings of the articles and sections of the Plan are inserted for convenience only and shall in no way affect the interpretation of its provisions.

G.       SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors or assigns of such entity.

H.       CHANGES IN RATES SUBJECT TO REGULATORY COMMISSION APPROVAL

         The Debtors are not subject to governmental regulatory commission approval of their prices.

I.       SERVICES BY AND FEES FOR PROFESSIONALS

         1.       Prior to the Effective Date

         The Plan provides that fees and expenses for the professionals retained by the Committee or the Debtors for services rendered and costs incurred after the Petition Date and prior to the Effective Date, will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid (less deductions for any and all amounts thereof already paid to such Persons) after approval by the Bankruptcy Court to the extent so approved and as provided in the Plan.

         2.       From the Effective Date

         Fees owing for services rendered and costs incurred and owing on and after the Effective Date by the Professionals retained by the Debtors will be paid by Reorganized CRC from the funds held by Reorganized CRC twenty (20) days after submission of a bill therefore to the Reorganized CRC, if there is no objection within such time. If there is such an objection, the fees and expenses will be fixed by the Bankruptcy Court after notice and a hearing. The Bankruptcy Court will retain jurisdiction until the Case is closed, to determine disputed post-Effective Date fees of Reorganized CRC professionals.

J.       CONTINUATION OF THE COMMITTEE

         Pursuant to the Plan, the Committee shall not be dissolved upon Confirmation. However, as of the Effective Date, the Committee and each of its members shall be released and discharged from all duties and obligations arising from or related to the Cases, except those specifically reserved to the Committee under the terms of the Plan. Following the Effective Date, the Committees' fees and expenses shall be paid first from the Litigation Reserves until exhausted and then, upon Committee authorization, from any Litigation Proceeds until exhausted and then from any other Distributions to Class 3 Creditors. The Debtors shall have no liability for any post-Confirmation fees and/or expenses other than the Litigation Reserves. Following the Effective Date, the Committee may reconstitute itself to reduce the number of its members or otherwise change its membership, in its sole discretion. Notice of any such reconstitution shall be provided to Reorganized CRC.

         Subject to further order of the Bankruptcy Court, the Committee shall be dissolved effective as of the date of final distribution of all cash payments to be made to the holders of the Class 3 Claims under the Plan.

K.       AMENDMENT, WITHDRAWAL OR REVOCATION OF THE PLAN

         The Debtors reserve the right to amend, revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors should revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims by or against, or any Interests in the Debtors, or prejudice in any manner the rights of Debtors.

L.       RETENTION OF JURISDICTION

         The Bankruptcy Court will retain and have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the chapter 11 cases or the Plan, or (c) that relates to the following:

                  a. Resolution of any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date of the Plan, to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

                  b. Entry of such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

                  c. Determination of any and all motions, adversary proceedings, applications, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Reorganized CRC after the Effective Date;

                  d. Ensuring that distributions to holders of Allowed Claims are accomplished as provided in the Plan;

                  e. Hearing and determining any timely objections to Administrative Expense Claims or to proofs of Claim filed, both before and after the Confirmation Date, including any objections to the classification of any Claim and to allow, disallow, determine, liquidate, classify, estimate, or establish the priority of secured or unsecured status of any Claim, in whole or in part;
                  f. Entry and implementation of such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed, or vacated;

                  g. Issuance of such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

                  h. Consideration of any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

                  i. Hearing and determining all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

                  j. Hearing and determining disputes arising in connection with or relating to the Plan or the interpretation, implementation, or enforcement of the Plan or the extent of any Entity's obligations incurred in connection with or released or exculpated under the Plan;

                  k. Issuance of injunctions or other orders as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;

                  l. Determination of any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument release, or other agreement or document created in connection with the Plan or the Disclosure Statement;

                  m. Hearing and determining matters concerning state, local, and federal taxes (including but not limited to the Tax Refund) in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  n. Hearing any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

                  o.       Entry of a final decree closing the chapter 11 cases.

M.       CONFIRMATION REQUEST

         In the event that all of the applicable requirements of 11 U.S.C.ss.1129(a) are met other than paragraph (8), the Debtors requests confirmation of the Plan notwithstanding the requirements of such paragraph under 11 U.S.C.ss.1129(b).

                                       V.
                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

         Confirmation of the Plan is conditioned upon the events described below:

1. The Debtors' receipt of $4 million in equity financing from the sale of New Common Stock.

2. The Debtors' execution of all Plan Agreements required to be executed by Debtors.


                                      VI.

                         EFFECT OF CONFIRMATION OF PLAN

A.       BINDING EFFECT OF CONFIRMATION.

         Confirmation will bind the Debtors, all Creditors, Interest Holders and other parties in interest to the provisions of the Plan whether or not the Claim or Interest of such Creditor or Interest Holder is impaired under the Plan and whether or not such Creditor or Interest Holder has accepted the Plan.

B.       VESTING OF ASSETS FREE AND CLEAR OF LIENS, CLAIMS AND INTERESTS

         Except as otherwise provided in the Plan or in the Confirmation Order, upon the Effective Date, title to all Assets and property of the Debtors, and all property of the Estate, including, pursuant to section 1123(b)(3)(b) of the Bankruptcy Code, each and every claim, demand or cause of action which the Debtor had or had power to assert immediately prior to Confirmation, will revest in Reorganized CRC, free and clear of all liens, Claims and Interests. Thereafter, Reorganized CRC will hold these assets without further jurisdiction, restriction or supervision of the Bankruptcy Court. In addition, the Confirmation Order will serve to discharge and terminate the audit rights, if any, of the IRS and/or any other applicable authority with respect to the Tax Refund and the Adjusted Tax Refund.

C.       GOOD FAITH

         Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of this Plan by all Persons and the offer, issuance, sale, or purchase, of a security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code. Accordingly, on the Effective Date each of the officers and directors of the Debtors, the members of the Committee, and each of their respective advisors and attorneys, effective as of the Effective Date, will be deemed exculpated by Holders of Claims against and Interests in the Debtors and other parties in interest to the Cases (including, without limitation, the Debtors), from any and all claims, causes of action and other assertions of liability (including, without limitation, breach of fiduciary duty), arising out of or related to the Debtors, the Committee, the Cases or the exercise by such entities of their functions as members of or advisors to or attorneys for any such individuals or committee or otherwise under applicable law, in connection with or related to the Cases, including without limitation, the formulation, negotiation, preparation, dissemination, Confirmation and consummation of this Plan and any agreement, instrument or other document issued hereunder or related hereto; provided, however, that neither the Plan nor Confirmation shall have any effect on liability for any act or omission of the officers and directors of the Debtors, the members of the Committee, and each of their respective advisors and attorneys to the extent that such act or omission is ultra vires or constitutes gross negligence or willful misconduct.

D.       NO LIMITATIONS ON EFFECT OF CONFIRMATION

         Nothing contained in the Plan will limit the effect of Confirmation as described in section 1141 of the Bankruptcy Code.

E.       DISCHARGE OF CLAIMS

         The rights afforded under the Plan and the treatment of Claims under the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims. Confirmation of the Plan shall discharge Debtor from all Claims that arose before the Confirmation Date and all Claims of all kinds specified in sections 502(g), (h) and (i) of the Bankruptcy Code, whether or not a proof of Claim is filed or deemed filed, and whether or not a Creditor has accepted the Plan. However, any liability imposed by the Plan will not be discharged.

F.       JUDICIAL DETERMINATION OF DISCHARGE

         As of the Confirmation Date, except as provided in the Plan, all Persons shall be precluded from asserting against the Debtors any other or further Claims, debts, rights, causes of action, liabilities, including but not limited to the rights, if any, related to audit rights by the IRS or other applicable authorities with respect to the Tax Refund and/or the Adjusted Tax Refund, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date, and the Confirmation Order shall be a judicial determination of discharge of all Claims against the Debtors pursuant to sections 524 and 1141 of the Bankruptcy Code, and shall void any judgment obtained or entered against Debtors at any time, to the extent the judgment relates to discharged Claims.

G.       INJUNCTION

         As of the Confirmation Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such discharged Claims, debts, or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against Debtors and/or their property or Reorganized CRC and/or its property; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or other against Debtors and/or their property or Reorganized CRC and/or its property; (c) creating, perfecting or enforcing any lien or encumbrance against Debtors and/or their property or Reorganized CRC and/or its property; (d) asserting a right of subrogation or recoupment of any kind against any debt, liability or obligation due to Debtors and/or their property or Reorganized CRC and/or its property; and (e) commencing or continuing any action that does not comply with or is inconsistent with the provisions of the Plan.

H.       SECURITIES LAWS

         The entry of the Confirmation Order shall be (1) a final determination of the Bankruptcy Court that the New Common Stock and New Warrants to be distributed pursuant to this Plan are entitled to all of the benefits and exemptions provided by section 1145 of the Bankruptcy Code and (2) deemed to incorporate the following as mixed findings of fact and conclusions of law:

         1.       Initial Offer and Sale Exempt from Registration.

         Section 5 of the Securities Act and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, do not apply to (a) the offer or sale of any New Common Stock or any New Warrants in accordance with the Plan or (b) the offer of any New Common Stock through, or the sale of any New Common Stock upon the exercise of, any New Warrants offered or sold in accordance with the Plan.

         2.       For Resale Purposes, Initial Offering Deemed Public Offering.

         The offer or sale of the New Common Stock and New Warrants in accordance with the Plan (including, without limitation, any New Common Stock offered through or sold upon exercise of any New Warrants) is deemed to be a public offering. Accordingly, such securities shall be deemed not to be "restricted securities" within the meaning of the Securities Act and may be resold without registration under the Securities Act by any holder not deemed under 11 U.S.C. ss. 1145(b) to be an underwriter with respect to such securities.

         3.        Creditor Trust Matters.

         The Creditor Trust, in reliance upon the exemption afforded by 11 U.S.C. 1145(a), is entitled to issue beneficial interests to its beneficiaries in accordance with the Plan without registration under the Securities Act. Beneficial interests in the Creditor Trust are not "equity securities" within the meaning of the Exchange Act and the Creditor Trust is entitled to issue beneficial interests to its beneficiaries and distribute the Class 3 Warrants (or New Common Stock issued upon exercise thereof) in accordance with the Plan without registration of such interests under such act. Beneficial interests in the Creditor Trust are not "evidences of indebtedness" within the meaning of the Trust Indenture Act of 1939, as amended, and the Creditor Trust is entitled to issue beneficial interests to its beneficiaries in accordance with the Plan other than pursuant to an indenture qualified under such act. The Creditor Trust, in reliance upon the exception for transactions that are merely incidental to the dissolution of an investment company, is entitled to conduct its activities in accordance with the Plan without registration under the Investment Company Act of 1940, as amended.

I.       MODIFICATION OF PLAN

         The Proponent of the Plan may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan if proponent modifies the plan before confirmation. The Proponent of the Plan may also seek to modify the Plan at any time after confirmation so long as (1) the Plan has not been substantially consummated and
(2) if the Court authorizes the proposed modifications after notice and a hearing.

J.       POST-CONFIRMATION CONVERSION/DISMISSAL

         In addition to all other rights available in law of equity, a creditor or party in interest may bring a motion to convert or dismiss the case under ss.1112(b), after the Plan is confirmed, if there is a default in performing the Plan.

K.       FINAL DECREE

         Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.


Dated:  July  __, 2002                       COOKER RESTAURANT CORPORATION

                                             SOUTHERN COOKER LIMITED
                                             PARTNERSHIP

                                             CGR MANAGEMENT CORPORATION



                                                -------------------------------
                                             By:  Henry Hillenmeyer
                                             Their:  Chief Executive Officer

                               SUMMARY OF EXHIBITS

         EXHIBIT      DESCRIPTION
         -------      -----------
         1            Definitions
         2            CIT Tranche A FFE
         3            CIT Tranche B FF&E
         4            Tranche A Leased Properties
         5            Tranche A Owned Properties
         6            Tranche B Owned Properties

                                TABLE OF CONTENTS


                                                                                                                 PAGE
 I.             INTRODUCTION......................................................................................1
 II.            CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS..............................................3
         A.       What Creditors and Interest Holders Will Receive Under The Plan.................................3
         B.       Substantive Consolidation.......................................................................3
         C.       Unclassified Claims.............................................................................5
                  1.       Administrative Expenses................................................................5
                           a.       Administrative Claims of Non-Professionals....................................5
                           b.       Administrative Claims of Professionals........................................7
                           c.       Administrative Real and Personal Property Tax Claims..........................9
                           d.       Administrative Bar Date for Filing of Administrative Claims...................9
                                    (1)     Bar Date for Administrative Tax Claims................................9
                                    (2)     Bar Dates for All Other Administrative Claims........................10
                  2.       Priority Tax Claims...................................................................11
         D.       Classified Claims and Interests................................................................12
                  1.       Summary of Classification under the Debtors' Plan.....................................12
                  2.       Classes of Secured Claims.............................................................12
                  3.       Class 1(a): Secured Claim of the Bank Group:..........................................12
                           a.       General......................................................................13
                           b.       The Bank Group Allowed Tranche A Claim.......................................13
                                    (1)     Amount...............................................................13
                                    (2)     Maturity Date, Interest Rate and Amortization........................13
                                    (3)     Payments.............................................................14
                                    (4)     Security.............................................................14
                                    (5)     Real Property Taxes..................................................15
                                    (6)     Insurance............................................................16
                           c.       The Tranche B Claim..........................................................16
                                    (1)     Amount...............................................................16
                                    (2)     Interest.............................................................17
                                    (3)     Non-Recourse.........................................................17

                                TABLE OF CONTENTS


                                                                                                                 PAGE
                                    (4)     Payments.............................................................17
                                            (a)      Payments Already Made on Account of Tranche B Claim.........17
                                            (b)      Pre-Effective Date Payments on Account of
                                                     Tranche B Claim.............................................17
                                            (c)      Tranche B Net Proceeds......................................19
                                    (5)     Security.............................................................20
                                    (6)     Deed In Lieu Option..................................................20
                           d.       The Bank Group General Unsecured Claim ......................................21
                           e.       Warrants.....................................................................22
                                    (1)     Amount...............................................................22
                                    (2)     Exercise and Strike Price............................................22
                                    (3)     Redemption of Warrants...............................................23
                                    (4)     Bank Group Warrant Agreement.........................................24
                           f.       Miscellaneous................................................................25
                                    (1)     Cost of Documentation................................................25
                                    (2)     Mutual Releases......................................................25
                                    (3)     Capital Expenditure Budget...........................................26
                                    (4)     Restrictions.........................................................26
                                    (5)     Balance Sheet Liabilities............................................26
                                    (6)     Waiver of Right to Block Distributions to
                                            Bondholder General Unsecured Claims..................................26
                  4.       Class 1(b): Allowed Secured Claim of CIT..............................................27
                           a.       General......................................................................27
                           b.       The CIT Tranche A Claim......................................................27
                                    (1)     Amount...............................................................27
                                    (2)     Maturity Date, Interest Rate and Amortization........................27
                                    (3)     Payment..............................................................28
                                            (a)      Cash Payment on Effective Date..............................28
                                            (b)      Interest Only Payments through January 2, 2003..............28

                                TABLE OF CONTENTS


                                                                                                                 PAGE
                                            (c)      Principal and Interest Payments through January 1, 2008.....28
                                            (d)      The Class 3(b) Bondholder Payment...........................28
                                    (4)     Security.............................................................29
                                    (5)     Release Prices.......................................................29
                           c.       The CIT Tranche B Claim......................................................29
                                    (2)     Interest.............................................................29
                                    (3)     Non-Recourse.........................................................30
                                    (4)     Security.............................................................30
                                    (5)     Payments.............................................................30
                                            (a)      Pre-Effective Date Payments on Account of
                                                     CIT Tranche B Claim.........................................30
                                            (b)      Payments Upon Sale of CIT Tranche B
                                                     Property (or a CIT Tranche A Property which
                                                     is closed before a sale within 24 months of
                                                     the Effective Date).........................................31
                           d.       CIT General Unsecured Claim..................................................31
                           e.       Miscellaneous................................................................32
                                    (1)     Kennesaw and Gwinett.................................................32
                                    (2)     Sale of FF&E at Locations Where the Real Property
                                            Lease Has Been Rejected..............................................32
                                    (3)     Mutual Releases......................................................33
                                    (4)     Warrants.............................................................33
                                    (5)     Store 110 (Nashville)................................................33
                  5.       Class 1(c): Secured Real Property Tax Claims..........................................33
                  6.       Class 1(d): PACA Claims...............................................................34
                  7.       Class 1(e):  Reclamation Claims.......................................................34
                  8.       Class 1(f): Secured Personal Property Tax Claims......................................35
                  9.       Class 1(g): Subordinate Secured Real Property Claims..................................36
                  10.      Class of Priority Non-Tax Claims......................................................36

                                TABLE OF CONTENTS


                                                                                                                 PAGE
                  11.      Classes of Unsecured Claims...........................................................38
                           a.       Classes 3(a)-3(c)............................................................38
                                    (1)     Class 3 Available Distributable Cash.................................38
                                            (a)      Class 3(a) Share............................................39
                                            (b)      Class 3(b) Share............................................40
                                            (c)      Class 3(c) Share............................................41
                                            (d)      Timing of the Payments......................................42
                                                     (i)      Initial Cash Payment of Class 3
                                                              Available Distributable Cash.......................42
                                                     (ii)     Remaining Cash Payment of Class 3
                                                              Available Distributable Cash.......................42
                                                     (iii)    No Payments on Class 3(c)..........................43
                                    (2)     Warrants.............................................................43
                                            (a)      General.....................................................43
                                            (b)      Exercise and Strike Price...................................44
                                            (c)      Trust for Class 3 Warrants..................................45
                                            (d)      Indenture Trustee Fees......................................47
                                            (e)      Creditor Trust Agreement....................................47
                                    (3)     Litigation Proceeds..................................................48
                                            (a)      Claims Against Arthur Seelbinder............................48
                                            (b)      Preference Actions..........................................48
                                            (c)      Timing of Payments..........................................49
                                            (d)      Attorneys Fees and Costs....................................50
                                            (e)      Delivery of Financial Statements............................50
                                            (f)      Rule 144 Reporting..........................................51
         E.       Class(es) of Interest Holders..................................................................51
         F.       Means of Effectuating the Plan.................................................................52
                  1.       Funding for the Plan..................................................................52
                           a.       Cash Needs on the Effective Date.............................................52
                  2.       Sources of Cash on the Effective Date.................................................52

                                TABLE OF CONTENTS


                                                                                                                 PAGE
                  3.       Equity Capital........................................................................53
                           a.       Shares of Reorganized CRC....................................................53
                           b.       New Warrants.................................................................56
                           c.       New Common Stock under Employee Incentive Stock Plan.........................57
                           d.       New Equity Summary...........................................................58
                  4.       Corporate Structure and Governance....................................................58
                           a.       Merger or Charter............................................................58
                           b.       Composition Of Reorganized Debtors' Board Of Directors
                                    And Identity And Compensation Of Officers....................................59
                  5.       Employee Incentive Plan/Stock Option Plan.............................................59
                  6.       Executive Bonuses.....................................................................60
                  7.       Estate Representative.................................................................60
                  8.       Disputed Claims and Unclaimed Property................................................62
         G.       Claim Objection Bar Date.......................................................................64
 III.           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................64
         A.       Executory Contracts and Unexpired Leases to be Assumed.........................................64
         B.       Other Executory Contracts and Unexpired Leases to be Rejected..................................65
 IV.            TREATMENT OF MISCELLANEOUS ITEMS.................................................................66
         A.       Rounding of Amounts/De Minimis Amounts.........................................................66
         B.       Name and Address of Holder.....................................................................66
         C.       Application of Payments........................................................................66
         D.       Orders to Aid Consummation of Plan.............................................................66
         E.       Severability...................................................................................67
         F.       Headings of Articles and Sections..............................................................67
         G.       Successors and Assigns.........................................................................68
         H.       Changes in Rates Subject to Regulatory Commission Approval.....................................68
         I.       Services By And Fees For Professionals.........................................................68
                  1.       Prior to the Effective Date...........................................................68
                  2.       From the Effective Date...............................................................68

                                TABLE OF CONTENTS



                                                                                                                 PAGE
         J.       Continuation of the Committee..................................................................69
         K.       Amendment, Withdrawal Or Revocation Of The Plan................................................70
         L.       Retention of Jurisdiction......................................................................70
         M.       Confirmation Request...........................................................................72
 V.             CONDITIONS TO EFFECTIVENESS OF THE PLAN..........................................................73
 VI.            EFFECT OF CONFIRMATION OF PLAN...................................................................73
         A.       Binding Effect Of Confirmation.................................................................73
         B.       Vesting of Assets Free and Clear of Liens, Claims and Interests................................73
         C.       Good Faith.....................................................................................74
         D.       No Limitations on Effect of Confirmation.......................................................75
         E.       Discharge of Claims............................................................................75
         F.       Judicial Determination of Discharge............................................................75
         G.       Injunction.....................................................................................76
         H.       Securities Laws................................................................................76
                  1.       Initial Offer and Sale Exempt from Registration.......................................77
                  2.       For Resale Purposes, Initial Offering Deemed Public Offering..........................77
                  3.       Creditor Trust Matters................................................................77
         I.       Modification of Plan...........................................................................78
         J.       Post-Confirmation Conversion/Dismissal.........................................................79
         K.       Final Decree...................................................................................79

                                 TABLE OF TABLES


                                                                                       PAGE
 TABLE 1:   SUMMARY OF ADMINISTRATIVE CLAIMS OF NON-PROFESSIONALS........................6
 TABLE 2:   SUMMARY OF ADMINISTRATIVE CLAIMS OF PROFESSIONALS............................8
 TABLE 3:   SUMMARY OF PRIORITY TAX CLAIMS..............................................11
 TABLE 4:   SUMMARY OF CLASSIFICATION OF CLAIMS AND INTERESTS...........................12
 TABLE 5:   TREATMENT OF ALLOWED SECURED REAL PROPERTY TAX CLAIMS.......................34
 TABLE 6:   TREATMENT OF ALLOWED PACA CLAIMS............................................34
 TABLE 7:   TREATMENT OF ALLOWED RECLAMATION CLAIMS.....................................35
 TABLE 8:   TREATMENT OF ALLOWED SECURED PERSONAL PROPERTY TAX  CLAIMS..................36
 TABLE 9:   TREATMENT OF ALLOWED SUBORDINATE REAL PROPERTY CLAIMS.......................36
 TABLE 10:  TREATMENT OF ALLOWED PRIORITY NON-TAX CLAIMS................................37
 TABLE 11:  SUMMARY OF CLASSIFICATION OF UNSECURED CLAIMS...............................38
 TABLE 12:  SUMMARY OF TREATMENT FOR INTEREST HOLDERS...................................51
 TABLE 13:  SUMMARY OF CASH NEEDS ON EFFECTIVE DATE.....................................52
 TABLE 14:  SUMMARY OF NEW EQUITY.......................................................58
 TABLE 15:  MANAGEMENT COMPENSATION SUMMARY (2002-2003).................................59


                                      -i-